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As filed with the Securities and Exchange Commission on October 4, 2005

Registration No. 333-125967

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 2
to
FORM SB-2
REGISTRATION STATEMENT
UNDER
SECURITIES ACT OF 1933

CERAGENIX PHARMACEUTICALS, INC.
(Name of Small Business Issuer in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	8742 (Primary Standard Industrial Classification Code Number)	84-1561463 IRS Employer Identification Number
1444 Wazee Street, Suite 210, Denver, Colorado 80202 (720) 946-6440 (Address and Telephone Number of Principal Executive Offices)
1444 Wazee Street, Suite 210, Denver, Colorado 80202 (720) 946-6440 (Address of Principal Place of Business)
Steven S. Porter, Chief Executive Officer 1444 Wazee Street, Suite 210, Denver, Colorado 80202 (720) 946-6440 (Name, Address and Telephone Number of Agent For Service)

Copies to:
Clifford L. Neuman, Esq. Clifford L. Neuman, PC 1507 Pine Street Boulder, Colorado 80302 (303) 449-2100

Approximate Date of Proposed Sale to Public:
As soon as practicable after the effective date of the Registration Statement.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, $.0001 par value, issuable upon conversion of debentures	2,208,500(2)(3)	$3.75(2)	$8,281,875	$974.78

Common Stock, $.0001 par value, issuable upon exercise of warrants:	2,208,500(2)(3)	$3.75(2)	$8,281,875	$974.78

TOTAL:	4,417,000		$16,563,750	$1,949.56

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2)
Calculated in accordance with Rule 457(c) under the Securities Act on the basis of the aggregate market value of the shares of common stock underlying the debentures and warrants.

(3)
Pursuant to Rule 416, there are also being registered such additional shares of common stock as may become issuable pursuant to the adjustment provisions of the convertible debentures and the warrants.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Ceragenix Pharmaceuticals, Inc.

Cross-Reference Index

	Item No. and Heading In Form SB-2 Registration Statement	Location in Prospectus
1.	Forepart of the Registration Statement and Outside Front Cover Page of Prospectus	Forepart of Registration Statement and Outside Front Cover Page of Prospectus
2.	Inside Front and Outside Back Cover Pages of Prospectus	Inside Front and Outside Back Cover Pages of Prospectus
3.	Summary and Risk Factors	Prospectus Summary; Risk Factors
4.	Use of Proceeds	Use of Proceeds; Risk Factors
5.	Determination of Offering Price	*
6.	Dilution	*
7.	Selling Securityholders	Selling Securityholders
8.	Plan of Distribution	Plan of Distribution
9.	Legal Proceedings	Legal Proceedings
10.	Directors, Executive Officers, Promoters and Controlling Persons	Management
11.	Security Ownership of Certain Beneficial Owners and Management	Security Ownership of Certain Beneficial Owners and Management
12.	Description of Securities	Description of Securities
13.	Interest of Named Experts and Counsel	Legal Matters; Experts
14.	Disclosure of SEC Position on Indemnification for Securities Act Liabilities	Indemnification
15.	Organization Within Last Five Years	*
16.	Description of Business	Prospectus Summary; Risk Factors; Business
17.	Management's Discussion and Analysis or Plan of Operation	Management's Discussion and Analysis of Financial Condition and Results of Operations; Financial Statements; Business
18.	Description of Property	Business
19.	Certain Relationships and Related Transactions	Certain Relationships and Related Transactions
20.	Market for Common Equity and Related Stockholder Matters	Market for Our Common Stock and Related Matters
21.	Executive Compensation	Management—Executive Compensation
22.	Financial Statements	Financial Statements
23.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	*

*
Omitted from Prospectus because Item is inapplicable or answer is in the negative

i

Prospectus

CERAGENIX PHARMACEUTICALS, INC.

4,417,000 Shares Common Stock

        This is an offering of shares of our common stock by persons and companies that were issued debentures that are convertible into shares of our common stock and warrants to purchase shares of our common stock in a private offering. The common stock underlying the debentures and warrants may be sold once the debentures are converted or the warrants exercised in accordance with their terms.

        Our common stock is traded on the Over-the-Counter Market and quoted on the OTC Electronic Bulletin Board under the symbol "CGXP." On September 27, 2005, the bid and asked prices of our common stock as quoted on the Bulletin Board were $2.05 and $2.25, respectively.

Investing in our common stock involves a
high degree of risk. You should read the
"Risk Factors" beginning on Page 6.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Date of This Prospectus is October     , 2005.

PROSPECTUS SUMMARY

About Our Company

        We are a Delaware corporation. We recently changed our name to Ceragenix Pharmaceuticals, Inc. (the "Company"). Our previous name was OnSource Corporation. We act as a holding company with two operating subsidiaries: Ceragenix Corporation and Alaska Bingo Supply, Inc. Until recently, Ceragenix Corporation was known as Osmotics Pharma, Inc. We changed the name to Ceragenix Corporation on the same date that we changed our corporate name. Alaska Bingo Supply has been an operating subsidiary since our inception. We acquired Ceragenix Corporation by merger on May 10, 2005.

        Through Ceragenix Corporation, a Colorado corporation, we are engaged in the development of medical devices and pharmaceutical products. Ceragenix Corporation holds exclusive rights to commercialize two patented platform technologies that have applications in the fields of dermatology and infectious disease. These technologies were invented by leading researchers in their fields (Dr. Peter Elias, Professor of Dermatology, UCSF and Professor Paul B. Savage, Co-Chair of the Departments of Chemistry and Biochemistry, BYU, respectively). We believe that these technologies have the potential to address significant medical needs and that both represent substantial advances in medical technology.

        Through Alaska Bingo Supply, we have been engaged in the distribution of a line of products, supplies, and equipment utilized by licensed gaming organizations in the State of Alaska. Gaming in Alaska is limited to qualified organizations (primarily non-profit groups and municipalities) that operate bingo and pull-tab games for fund raising purposes. Alaska Bingo Supply has operated as a licensed supplier to these organizations since 1979. Alaska Bingo Supply also engages in the sale and service of Automated Teller Machines or "ATMs."

        Our Board of Directors (the "Board") recently authorized management to pursue the sale of Alaska Bingo Supply. The Board concluded that operating in two unrelated business segments was confusing to shareholders, analysts and potential investors and such confusion was detrimental to our ability to raise additional capital, create an active trading market for our common stock and increasing shareholder value. The Board determined that the future prospects of the pharmaceutical business represented a better opportunity than those of the gaming business. In September 2005, we entered into a definitive agreement to sell our ownership in Alaska Bingo Supply to Trans Alaska Holdings, Inc. ("Trans Alaska"), an unaffiliated third party (controlled by two of our shareholders who own less than 5% of the Company's common stock). As a result of the agreement, Trans Alaska will acquire all of the assets and assume all of the liabilities of Alaska Bingo Supply. As of June 30, 2005, the liabilities of Alaska Bingo Supply exceeded its assets by approximately $1.5 million; and since our acquisition of Ceragenix Corporation in May 2005, the financial operations of Alaska Bingo Supply have been segregated from those of Ceragenix. The transaction has been approved by our majority shareholder, and the only remaining condition to closing is the distribution of an Information Statement to our shareholders. We expect to close on the sale sometime during the fourth quarter of 2005.

        Our executive offices are located at 1444 Wazee Street, Suite 210, Denver, Colorado 80202. Our telephone number is (720) 946-6440.

About the Offering

•	This is an offering by Selling Securityholders of 4,417,000 shares of common stock that they may acquire by converting debentures and by exercising warrants. The debentures and warrants were acquired in a private offering that occurred between February 2005 and April 2005.
•	The Selling Securityholders may sell the shares of common stock covered by this prospectus when they have either converted the debentures or exercised the warrants.
•	We will not receive any proceeds from the resale of common stock by the Selling Securityholders.
•	We may receive proceeds from the exercise of the warrants, which would be used for general working capital.
•	The Selling Securityholders may offer their shares from time to time either in privately negotiated transactions or in public market transactions.
•	Common Shares Outstanding Before Offering	12,623,619
•	Common Shares Outstanding After Offering (assuming all debentures are converted and all warrants exercised)	17,040,619
•	Shares Offered by Selling Securityholders	4,417,000

Summary Financial Data

        Our historical operating information may not be indicative of our future operating results. The following summary financial data is incomplete and should be read in conjunction with our complete financial statements contained elsewhere in this prospectus. The merger with Ceragenix Corporation was treated as a reverse acquisition of OnSource Corporation by Ceragenix Corporation (the accounting acquirer). Accordingly, the historical financial statements prior to May 2005 are those of Ceragenix Corporation. The financial statements for the periods subsequent to the merger are the combined results of Ceragenix Corporation and Alaska Bingo Supply. Due to the Board's decision to sell Alaska Bingo Supply, its operating results have been reflected as discontinued operations in the accompanying consolidated financial statements as of and for the six months ended June 30, 2005 which are included elsewhere in this prospectus.

	Year Ended December 31, 2004	Six Month Period Ended June 30, 2005
		(unaudited)
Statement of Operations Data:
Revenue	$—	$—
Operating expenses	807,489	833,675
Operating loss	(807,489)	(833,675)
Other expense	(18,222)	(676,661)
Discontinued Operations	—	(7,677,437)
Net loss	(825,711)	(9,187,773)
Loss attributable to common shareholders	(825,711)	(9,292,934)
Basic and diluted loss per share	N/A	$(.80)
	At December 31, 2004	At June 30, 2005
		(unaudited)
Balance Sheet Data:
Working capital deficit	$(861,307)	$(865,769)
Total assets	217,382	3,514,882
Stockholders' deficit	(893,854)	(671,583)

Unaudited Pro Forma Financial Information

        The following unaudited pro forma condensed consolidated financial information is presented to give effect to our merger with Ceragenix Corporation, which was completed on May 10, 2005. No unaudited pro forma condensed consolidated balance sheet has been presented as the Company's most recent balance sheet (as of June 30, 2005) reflects the merger transaction. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2005 assumes the merger had been consummated on January 1, 2005, and the unaudited pro forma condensed consolidated statements of operations and for the year ended December 31, 2004 assumes the merger had been consummated on January 1, 2004. Please refer to pages F-32 through F-37 for the unaudited pro forma condensed consolidated financial information, which include a detailed explanation of the pro forma adjustments.

Pro Forma Statements of Operations—Six Months Ending June 30, 2005

	Pro Forma Adjustments
	As Reported	Debit	Credit	Pro Forma
Revenue	$—	$—	$—	$—
Operating loss	(833,675)	—	—	(833,675)
Net loss	(9,187,773)	872,262	7,677,437	(2,382,598)
Loss attributable to common shareholders	(9,292,934)	887,101	7,677,437	(2,502,598)
Loss per common share—basic and diluted	$(.80)			$(.20)
Weighted average shares outstanding—basic and diluted	11,666,132	734,697		12,400,829

Pro Forma Statements of Operations—Year Ending December 31, 2004

	Pro Forma Adjustments
	As Reported	Debit	Credit	Pro Forma
Revenue	$—	$—	$—	$—
Operating loss	(807,489)	314,197	—	(1,121,686)
Net loss	(825,711)	3,374,408	—	(4,200,119)
Loss attributable to common shareholders	(825,711)	3,614,408	—	(4,440,119)
Loss per common share—basic and diluted	N/A			$(.36)
Weighted average shares outstanding—basic and diluted	N/A	12,398,619		12,398,619

RISK FACTORS

        An investment in our securities is speculative and involves a high degree of risk. Please carefully consider the following risk factors, as well as the possibility of the loss of your entire investment, before deciding to invest in our securities.

Our auditors have expressed doubt about our ability to continue as a going concern.

        The accompanying financial statements have been prepared assuming that we will continue as a going concern. As of June 30, 2005, we had an accumulated deficit of $10,488,259. All of our planned products require regulatory clearance from the United States Food and Drug Administration (the "FDA") before they can be marketed. To date, we have not received clearance to market any of our products. Accordingly, we have never generated revenue and require funding in order to meet our capital resource needs. To date, we have generated cash from the sale of common stock, convertible debentures and advances from affiliates. The stockholders and affiliates are under no obligation to continue to advance working capital. These conditions raise substantial doubt about our ability to continue as a going concern, and as a result, our auditors have added an emphasis paragraph in their report on the December 31, 2004 financial statements.

Our securities represent a highly speculative investment.

        We have not had sufficient capital to fund all of our capital resource needs since our formation, and you cannot assume that our plans will either materialize or prove successful. There is no assurance that our operations will ever produce sufficient revenue to fund our capital resource needs. In the event our plans are unsuccessful, you may lose all or a substantial part of your investment.

We require immediate financing.

        We believe that existing cash on hand will be sufficient to meet our presently anticipated working capital and operating requirements through October 2005. While we are engaged in efforts to raise additional capital, there is no assurance that we will be successful. Further, even if we are successful in raising additional capital, it may be on terms that results in substantial dilution to our shareholders. If we are unsuccessful in raising additional capital, you may lose all or a substantial part of your investment.

We cannot predict our future capital needs and we may not be able to secure additional financing.

        Our projection of future capital needs is based on our operating plan, which in turn is based on assumptions that may prove to be incorrect. As a result, our financial resources may not be sufficient to satisfy our future capital requirements. Should these assumptions prove incorrect, there is no assurance that we can raise additional financing on a timely basis or on favorable terms. Further, if we have to accelerate the marketing of our products and/or our research and development efforts or expand our clinical trials, we will need to raise additional capital at an earlier date than anticipated. If funding is insufficient at any time in the future, we may not be able to develop or commercialize our products or services, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business.

Future financings may result in dilution to our shareholders and restrictions on its business operations.

        If we raise additional funds by issuing equity or debt securities, further dilution to our shareholders could occur. Additionally, we may grant registration rights to investors purchasing equity or debt securities. Debt financing, if available, may involve pledging some or all of our assets and may contain restrictive covenants with respect to raising future capital and other financial and operational matters. If we are unable to obtain necessary additional capital, we may be unable to execute our business strategy, which would have a material adverse effect on our business, financial condition and results of operations.

We have limited human resources; we need to attract and retain highly skilled personnel; and we may be unable to manage our growth with our limited resources effectively.

        We expect that the expansion of our business will place a significant strain on our limited managerial, operational, and financial resources. We will be required to expand our operational and financial systems significantly and to expand, train and manage our work force in order to manage the expansion of our operations. Our future success will depend in large part on our ability to attract, train, and retain additional highly skilled executive level management with experience in the pharmaceutical industry. Competition is intense for these types of personnel from more established organizations, many of which have significantly larger operations and greater financial, marketing, human, and other resources than we have. We may not be successful in attracting and retaining qualified personnel on a timely basis, on competitive terms or at all. If we are not successful in attracting and retaining these personnel, our business, prospects, financial condition and operating results would be materially adversely affected. Further, our ability to manage our growth effectively will require us to continue to improve our operational, financial and management controls, reporting systems and procedures, to install new management information and control systems and to train, motivate and manage employees. If we are unable to manage growth effectively and new employees are unable to achieve adequate performance levels, our business, prospects, financial condition and operating results could be materially adversely affected.

We depend on licenses from others for all of our products.

        We have licensed various patents and proprietary technologies owned by third parties under two license agreements. These agreements may be terminated if we fail to perform our obligations under these licenses in accordance with their terms including, but not limited to, our ability to make all payments due under such agreements and filing for certain regulatory approvals by certain dates. Our inability to continue to license these technologies could materially adversely affect our business, prospects, financial condition, and operating results. In addition, our strategy depends on the successful development of these licensed technologies into commercial products, and, therefore, any limitations on our ability to utilize these technologies may impair our ability to market and sell our products, delay new product introductions, and/or adversely affect our reputation, any of which could have a material adverse effect on our business, prospects, financial condition, and operating results.

Osmotics Corporation will continue to retain and has sublicensed certain rights in the licensed technology.

        Osmotics Corporation, the former parent company of our subsidiary, Ceragenix Corporation, and our largest stockholder, will continue to retain the rights to non prescription applications of the barrier repair technology licensed from the Regents of the University of California. While we have entered into a non-compete agreement with Osmotics Corporation related to this technology, particularly as to how Osmotics Corporation can market their products using the technology, there is no assurance that potential customers will not use Osmotics Corporation's products to treat conditions we will be targeting. Additionally, Osmotics Corporation has sublicensed non-prescription rights for this technology to a third party for marketing products in physician offices and medical spas in the United States. While our management team believes that certain changes made in the formulation provides for our product to have superior efficacy over the Osmotics Corporation's and its sublicensee's products, and prescription status provides a substantial advantage in the ability to sell therapeutic products, no assurance can be given that Osmotics Corporation or the sublicensee will not dilute market share from us.

Our business will suffer if we are unable to obtain FDA approval of our first commercial pharmaceutical product as planned.

        We intend to develop medical devices and pharmaceutical products. Accordingly, we would not be able to market these products without obtaining FDA approval of one of the following: a new drug application; a 510(k) application for medical devices that are substantially equivalent to previously approved devices; or a new medical device application (known as a pre market approval). A 510(k) application is the least time consuming and costly of the approval paths outlined above and our business plan is based on receiving approval for Epiceram, our first planned commercial product, under 510(k). Our ability to gain approval for Epiceram under 510(k) is dependent upon the FDA concluding that Epiceram is both a medical device and is substantially equivalent to a previously approved device. While we believe that Epiceram should be properly classified as a medical device, and is substantially equivalent to previously approved devices, until such time as marketing clearance is obtained from the FDA we can make no assurance that the FDA will conclude that Epiceram is a device and/or is substantially equivalent to a previously approved device. If the 510(k) application process takes longer than we expect, or if the 510(k) application is not approved, it will substantially delay our ability to commercialize Epiceram and will cost more money than we have planned. This could have a material adverse on our business, prospects, financial condition and operating results.

Regulation of our products by the United States Food and Drug Administration or other regulatory bodies may be expensive.

        Even if our prescription products are approved by the FDA, we may be required to comply with limitations on the indicated uses of the product, or the manner in which, or conditions under which, we may market the product. Failure to comply with regulatory requirements could subject us to regulatory or judicial enforcement actions, including product recalls or seizures, injunctions, civil penalties, criminal prosecution, refusals to approve new products and withdrawal of existing approvals, as well as potentially enhanced product liability exposure. We also are subject to regulatory requirements imposed by foreign governments applicable to clinical trials and marketing. These requirements vary widely from country to country and could delay introduction of our products in those countries.

Our ability to successfully commercialize our products will greatly depend on the success of our clinical trials.

        Our commercialization efforts will be greatly dependent upon our ability to demonstrate product efficacy in clinical trials. Pharmacies and other dispensing facilities will be reluctant to order our products, and medical practitioners will be reluctant to prescribe our products, without compelling supporting data. While we believe that our products will work quite well for our planned indications, there is no assurance that this will be proven in clinical trials. The failure to demonstrate efficacy in our clinical trials would have a material adverse effect on our business, prospects, financial condition and operating results.

Our failure to convince medical practitioners to prescribe products or use our technologies will limit our revenue and profitability.

        If we fail to convince medical practitioners to prescribe products using our technologies, we will not be able to sell our products or license our technologies in sufficient volume for our business to become profitable. We will need to make leading physicians aware of the benefits of products using our technologies through published papers, presentations at scientific conferences and favorable results from our clinical studies. Our failure to be successful in these efforts would make it difficult for us to convince medical practitioners to prescribe products using our technologies for their patients. Failure to convince medical practitioners to prescribe our products will damage our commercialization efforts and would have a material adverse effect on our business, prospects, financial condition and operating results.

If we lose the support of our key scientific collaborators, it may be difficult to establish products using our technologies as a standard of care for various indications, which may limit our revenue growth and profitability.

        We have established relationships with leading scientists around the world. We plan on formalizing certain of these relationships by establishing a scientific advisory board. We believe that such relationships are key to establishing products using our technologies as a standard of care for various indications. We plan on entering into consulting agreements with our scientific advisory board members, but such agreements will provide for termination with 30 days notice. Additionally, there is no assurance that our current research partners will continue to work with us or we will be able to attract additional research partners. The inability to maintain and build on our existing scientific relationships could have a material adverse effect on our business, prospects, financial condition and operating results.

We may not be able to market or generate sales of our products to the extent anticipated.

        Assuming that we are successful in receiving regulatory clearances to market any of our products, our ability to successfully penetrate the market and generate sales of those products may be limited by a number of factors, including the following:

  •
  Certain of our competitors in the field have already received regulatory approvals for and have begun marketing similar products in the United States, the EU, Japan and other territories, which may result in greater physician awareness of their products as compared to ours.

  •
  Information from our competitors or the academic community indicating that current products or new products are more effective than our products could, if and when it is generated, impede our market penetration or decrease our existing market share.

  •
  Physicians may be reluctant to switch from existing treatment methods, including traditional therapy agents, to our products.

  •
  The price for our products, as well as pricing decisions by our competitors, may have an effect on our revenues.

  •
  Our revenues may diminish if third-party payors, including private health coverage insurers and health maintenance organizations, do not provide adequate coverage or reimbursement for our products.

If any of our future marketed products were to become the subject of problems related to their efficacy, safety, or otherwise, or if new, more effective treatments were to be introduced, our revenues from such marketed products could decrease.

        If any of our current or future marketed products become the subject of problems, including those related to, among others:

  •
  efficacy or safety concerns with the products, even if not justified;

  •
  unexpected side-effects;

  •
  regulatory proceedings subjecting the products to potential recall;

  •
  publicity affecting doctor prescription or patient use of the product;

  •
  pressure from competitive products; or

  •
  introduction of more effective treatments;

our revenues from such marketed products could decrease. For example, efficacy or safety concerns may arise, whether or not justified, that could lead to the recall or withdrawal of such marketed products. In the event of a recall or withdrawal of a product, our revenues would significantly decline.

If we do not receive adequate third-party reimbursement for the sales of our products, we may not be able to sell such products on a profitable basis.

        Sales of our products will depend, in part, upon the extent to which the costs of our products will be paid by health maintenance, managed care, pharmacy benefit and similar reimbursement sources, or reimbursed by government health administration authorities, private health coverage insurers and other third-party payors. Such third-party payors continue to aggressively challenge the prices charged for healthcare products and services. Additionally, federal and state governments have prioritized the containment of healthcare costs, and drug prices have been targeted in this effort. If these organizations and third-party payors do not consider our products to be cost-effective, they may not reimburse providers of our products, or the level of reimbursement may not be sufficient to allow us to sell our products on a profitable basis.

The Medicare Prescription Drug Improvement and Modernization Act of 2003 materially changes the Medicare reimbursement guidelines for intravenous and oral oncology products. Such changes may negatively impact our revenues for our products.

        After a Congressional debate regarding the formula by which Medicare reimbursement for intravenous oncology products is rendered to oncologists, the levels of reimbursement to oncologists for intravenous oncology products were lowered, effective January 2004. Under the new Medicare Prescription Drug Improvement and Modernization Act of 2003, Medicare benefits will be primarily provided through private entities that will attempt to negotiate price concessions from pharmaceutical manufacturers, which may increase pressure to lower prescription drug prices. The Act also includes other cost containment measures for Medicare in the event Medicare cost increases exceed a certain level, which may also impose limitations on prescription drug prices. These changes in Medicare reimbursement could have a negative impact on our revenues.

Although we have potential products that appear to be promising at early stages of development and in pre clinical trials, none of our potential products may reach the commercial market for a number of reasons.

        Successful research and development of pharmaceutical products is high risk. Most products and development candidates fail to reach the market. Our success depends on the discovery of new drugs or devices that we can commercialize. It is possible that our potential products may never reach the market for a number of reasons. They may be found ineffective or may cause harmful side-effects during pre-clinical testing or clinical trials or fail to receive necessary regulatory approvals. We may find that certain products cannot be manufactured on a commercial scale basis and, therefore, they may not be economical to produce. Our products could also fail to achieve market acceptance or be precluded from commercialization by proprietary rights of third parties. We have a number of product candidates in various stages of development but do not expect the majority of them to be commercially available for a number of years, if at all.

If our competitors succeed in developing products and technologies that are more effective than our own, or if scientific developments change our understanding of the potential scope and utility of our products, then our products and technologies may be rendered less competitive.

        We will face significant competition from industry participants that are pursuing similar products and technologies that we are pursuing and are developing pharmaceutical products that are competitive with our planned products and potential products. Nearly all of our industry competitors have greater capital resources, larger overall research and development staffs and facilities, and a longer history in drug discovery and development, obtaining regulatory approval and pharmaceutical product manufacturing and marketing than we do. With these additional resources, our competitors may be able to respond to the rapid and significant technological changes in the biotechnology and pharmaceutical industries faster than we can. Our future success will depend in large part on our ability to maintain a competitive position with respect to these technologies. Rapid technological development, as well as new scientific developments, may result in our compounds, products or processes becoming obsolete before we can recover any of the expenses incurred to develop them. For example, changes in our understanding of the appropriate population of patients who should be treated with a targeted therapy like we are developing may limit the product's market potential if it is subsequently demonstrated that only certain subsets of patients should be treated with the targeted therapy.

Our reliance on third parties, such as clinical research organizations, may result in delays in completing, or a failure to complete, clinical trials if they fail to perform under our agreements with them.

        In the course of product development, we may engage clinical research organizations to conduct and manage clinical studies and to assist us in guiding our products through the FDA review and approval process. If we engage clinical research organizations to help us obtain market approval for our drug candidates, many important aspects of this process have been and will be out of our direct control. If the clinical research organizations fail to perform their obligations under our agreements with them or fail to perform clinical trials in a satisfactory manner, we may face delays in completing our clinical trials, as well as commercialization of one or more drug candidates. Furthermore, any loss or delay in obtaining contracts with such entities may also delay the completion of our clinical trials and the market approval of drug candidates.

The use of any of our potential products in clinical trials and the sale of any approved products exposes us to liability claims.

        The nature of our business exposes us to potential liability risks inherent in the testing, manufacturing and marketing of drug candidates and products. If any of our drug candidates in clinical trials or our marketed products harm people or allegedly harm people, we may be subject to costly and damaging product liability claims. A number of patients who participate in trials are already critically ill when they enter a trial. The waivers we obtain may not be enforceable and may not protect us from liability or the costs of product liability litigation. Although we intend to obtain product liability insurance that we believe is adequate, we are subject to the risk that our insurance will not be sufficient to cover claims. There is also a risk that adequate insurance coverage will not be available in the future on commercially reasonable terms, if at all. The successful assertion of an uninsured product liability or other claim against us could cause us to incur significant expenses to pay such a claim, could adversely affect our product development and could cause a decline in our product revenues. Even a successfully defended product liability claim could cause us to incur significant expenses to defend such a claim, could adversely affect our product development and could cause a decline in our product revenues.

Our future success depends, in part, on the continued service of our management team.

        Our success is dependent in part upon the availability of our senior executive officers and our scientific advisors. The loss or unavailability to us of any of these individuals or key research, development, sales and marketing personnel, particularly, if lost to competitors, would have a material adverse effect on our business, prospects, financial condition, and operating results. We have no key-man insurance on any of our employees.

If other companies claim that we infringe on their intellectual property rights, we may be subject to costly and time-consuming litigation and delays in product introduction.

        Our processes and potential products may conflict with patents that have been or may be granted to competitors, academic institutions or others. As the biotechnology and pharmaceutical industries expand and more patents are filed and issued, the risk increases that our product candidates may give rise to a declaration of interference by the U.S. Patent and Trademark Office, to administrative proceedings in foreign patent offices or to claims of patent infringement by other companies, institutions or individuals. These entities or persons could bring legal proceedings against us seeking substantial damages or seeking to enjoin us from testing, manufacturing or marketing our products. If any of these actions were successful, we may also be required to cease the infringing activity or obtain the requisite licenses or rights to use the technology that may not be available to us on acceptable terms, if at all. Any litigation, regardless of the outcome, could be extremely costly to us.

Risks Related To This Offering

The existence of outstanding convertible debentures, options and warrants may impair our ability to raise capital.

        At September 1, 2005, there were 10,224,572 shares of common stock issuable upon conversion of debentures and exercise of outstanding options, preferred stock and warrants at an average exercise price of $2.02. During the life of the options and warrants, the holders are given an opportunity to profit from a rise in the market price of our common stock with a resulting dilution in the interest of the other shareholders. Our ability to obtain additional financing during the period the warrants are outstanding may be adversely affected and the existence of the warrants may have an effect on the price of our common stock. The holders of the warrants may be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital by a new offering of securities on terms more favorable than those provided by the warrants.

There are trading risks for low priced stocks.

        Our common stock is currently traded in the over-the-counter market on the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. As a consequence, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

        The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure, relating to the market for penny stocks, in connection with trades in any stock defined as a penny stock. The Commission recently adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three (3) years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three (3) years, or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three (3) years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

        If our securities are not quoted on NASDAQ, or we do not have $2,000,000 in net tangible assets, trading in our securities will be covered by Rules 15-g-1 through 15-g-6 promulgated under the Exchange Act for non-NASDAQ and nonexchange listed securities. Under such rules, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to this transaction. Securities are exempt from these rules if the market price of the common stock is at least $5.00 per share.

We cannot predict the number of warrants, if any, that will be exercised, or the proceeds that we will receive from the exercise of warrants.

        The Selling Securityholders are under no obligation to exercise the warrants, and can be expected to do so only if it is economically reasonable for it to do so. Typically, warrants are not exercised unless exercise is forced, either by us calling them for redemption, or because they are scheduled to expire; and then they will be exercised only if the exercise price is less than the market price of our common stock underlying the warrants. Accordingly, there is no assurance that the warrants will be exercised during the period they are exercisable, or that we will receive any proceeds from the exercise of the warrants.

We will have broad discretion to allocate any proceeds we receive from the exercise of warrants. We cannot guarantee that the monies received will improve our operations.

        The monies that we may receive from the exercise of the warrants have been allocated generally to provide working capital for operations. As such, we will use funds as they are received for such purposes and in such proportions as we deem advisable. While we will apply the proceeds in a manner consistent with our fiduciary duty and in a manner consistent with our best interests, we cannot assure you that the monies received will result in any present or future improvement in our results of operations.

The market price of our securities could be adversely affected by sales of restricted securities.

        Actual sales or the prospect of future sales of shares of our common stock under Rule 144 may have a depressive effect upon the price of, and market for, our common stock. As of September 1, 2005, 12,720,324 shares of our common stock were issued and outstanding. 11,749,666 of these shares are "restricted securities" and under some circumstances may, in the future, be under a registration under the Securities Act or in compliance with Rule 144 adopted under the Securities Act. In general, under Rule 144, subject to the satisfaction of other conditions, a person who has beneficially owned restricted shares of common stock for at least one year is entitled to sell, within any three-month period, a number of shares that:

  •
  Does not exceed the greater of one percent of the total number of outstanding shares of the same class; or

  •
  If the common stock is quoted on Nasdaq or a stock exchange, the average weekly trading volume during the four calendar weeks immediately preceding the sale.

        A person who presently is not and who has not been one of our affiliates for at least three months immediately preceding a sale and who has beneficially owned the shares of common stock for at least two years is entitled to sell these shares under Rule 144 without regard to any of the volume limitations described above. We cannot predict what effect, if any, that sales of shares of common stock, or the availability of these shares for sale, will have on the market prices prevailing from time-to-time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely effect prevailing prices for our common stock and could impair our ability to raise capital in the future through the sale of equity securities.

Our ability to issue additional securities without shareholder approval could have substantial dilutive and other adverse effects on existing stockholders and investors in this offering.

        We have the authority to issue additional shares of common stock and to issue options and warrants to purchase shares of our common stock without shareholder approval. Future issuance of common stock could be at values substantially below the exercise price of the warrants, and therefore could represent further substantial dilution to you as an investor in this offering. In addition, we could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further shareholder approval. As of September 1, 2005, we had outstanding options exercisable to purchase up to 3,288,750 shares of common stock at a weighted average exercise price of $1.49 per share, and outstanding warrants exercisable to purchase up to 3,797,322 shares of common stock at a weighted average exercise price of $2.53 per share. Exercise of these warrants and options could have a further dilutive effect on existing stockholders and you as an investor.

Our corporate charter makes certain limitations on director liability.

        Our Articles of Incorporation provide, as permitted by Delaware law, that our directors shall not be personally liable to the corporation or our stockholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on behalf of us against directors. In addition, our Certificate of Incorporation and bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware law.

Members of our management have conflicts of interest.

        Our directors, are, or may become in their individual capacity, officers, and directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses. Thus, they may develop conflicts of interest including, among other things, time, effort, and corporate opportunity, involved in participation with such other business entities. The amount of time that our directors will devote to our business will be limited. Additionally, certain officers and directors are also directors of Osmotics Corporation, our largest shareholder and a company that may compete with some of our planned products. It is also possible that Osmotics Corporation may have interests that are in conflict with our best interests. Furthermore, the Chief Executive Officer of Osmotics Corporation is the spouse of our Chairman and Chief Executive Officer.

Safe Harbor for Forward-looking Statements

        This prospectus contains statements that plan for or anticipate the future. In this prospectus, forward-looking statements are generally identified by the words "anticipate," "plan," "believe," "expect," "estimate," and the like. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the following:

  •
  statements about our future business plans and strategies;

  •
  anticipated operating results and sources of future revenue;

  •
  expected regulatory clearance from the FDA;

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  adequacy of our financial resources;

  •
  competitive pressures;

  •
  changing economic conditions; and

  •
  expectations regarding competition from other companies.

        Although we believe that any forward-looking statements we make in this prospectus are reasonable, because forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results to differ materially from those expressed or implied. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements, besides the specific factors identified above in the Risk Factors section of this prospectus include:

  •
  changes in general economic and business conditions affecting the pharmaceutical industry; and

  •
  changes in governmental regulation of the pharmaceutical industry.

        In light of the significant uncertainties inherent in the forward-looking statements made in this prospectus, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

MARKET FOR OUR COMMON STOCK AND RELATED MATTERS

Price Range of Our Common Stock

        Our shares of common stock commenced trading on the OTC Bulletin Board ("OTCBB") on February 3, 2004. Prior to June 27, 2005, our trading symbol was "OSCE." On June 27, 2005, to reflect our new name, our trading symbol was changed to "CGXP". The OTCBB is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities. An OTCBB equity security generally is any equity that is not listed or traded on NASDAQ or a national securities exchange. The reported high and low bid and ask prices for the common stock are shown below for the period from February 3, 2004 through June 30, 2005.

	Bid		Ask
	High	Low	High	Low
2004 Fiscal Year
Feb - Mar 2004	$0.30	$0.00	$1.01	$0.00
Apr - June 2004	$1.20	$0.30	$1.75	$0.70
July - Sept 2004	$1.02	$0.30	$1.75	$0.70
Sept - Dec 2004	$1.10	$0.55	$1.15	$0.55
2005 Fiscal Year
Jan - March 2005	$2.78	$0.81	$2.78	$0.91
Apr - June 2005	$4.15	$2.78	$4.30	$3.00

        The bid and ask prices of our common stock as of September 27, 2005 were $2.05 and $2.25, respectively, as reported on the Bulletin Board. The Bulletin Board prices are bid and ask prices which represent prices between broker-dealers and do not include retail mark-ups and mark-downs or any commissions to the broker-dealer. The prices do not reflect prices in actual transactions. As of September 27, 2005, there were approximately 750 record owners of our common stock.

        Our common stock is subject to rules adopted by the Commission regulating broker dealer practices in connection with transactions in "penny stocks." Those disclosure rules applicable to "penny stocks" require a broker dealer, prior to a transaction in a "penny stock" not otherwise exempt from the rules, to deliver a standardized list disclosure document prepared by the Securities and Exchange Commission. That disclosure document advises an investor that investment in "penny stocks" can be very risky and that the investor's salesperson or broker is not an impartial advisor but rather paid to sell the shares. The disclosure contains further warnings for the investor to exercise caution in connection with an investment in "penny stocks," to independently investigate the security, as well as the salesperson with whom the investor is working and to understand the risky nature of an investment in this security. The broker dealer must also provide the customer with certain other information and must make a special written determination that the "penny stock" is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Further, the rules require that, following the proposed transaction, the broker provide the customer with monthly account statements containing market information about the prices of the securities.

        These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock. Many brokers may be unwilling to engage in transactions in our common stock because of the added disclosure requirements, thereby making it more difficult for stockholders to dispose of their shares.

Dividend Policy

        We have not declared or paid cash dividends on our common stock since our inception. We intend to retain all future earnings, if any, to fund the operation of our business, and, therefore, do not anticipate paying dividends in the foreseeable future, other than those required to the holders of our Series A Preferred Stock. Future cash dividends, if any, will be determined by our board of directors.

Equity Compensation Plan Information

        The following table sets forth information regarding our stock incentive plan as of June 30, 2005:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	185,000	(1)	$.50	15,000
Equity compensation plans not approved by security holders	-0-		-0-	-0-
Total	185,000	(1)	$.50	15,000

(1)
All of these options have been exercised and are no longer outstanding.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        The following discussion and analysis should be read in conjunction with the financial statements and notes thereto included with this Prospectus.

Executive Overview

        We are a development stage pharmaceutical company focused on prescription products for dermatology and infectious disease. Since our inception in February 2002, our principal activities have involved raising capital, identifying and licensing technology, researching applications for the licensed technology, and testing the licensed technology. For accounting purposes, we are classified as a development stage enterprise. All of our planned products require marketing clearance from the U.S. Food and Drug Administration ("FDA"). To date, we have not received marketing clearance to sell any product. Accordingly, we have no historical revenue.

Critical Accounting Policies

        We have identified the following accounting policies below as critical to our business and results of operations. For further discussion on the application of these and other accounting policies, see Note 2 to the accompanying audited financial statements for the year ended December 31, 2004, included elsewhere in this Prospectus. Our reported results are impacted by the application of the following accounting policies, certain of which require management to make subjective or complex judgments. These judgments involve making estimates about the effect of matters that are inherently uncertain and may significantly impact quarterly or annual results of operations. For all of these policies, management cautions that future events rarely develop exactly as expected, and the best estimates routinely require adjustment. Specific risks associated with these critical accounting policies are described in the following paragraphs.

Allocation of Prior Period Costs

        Until the merger with us, Ceragenix Corporation was a consolidated subsidiary of Osmotics. During 2004 and prior, many operating expenses of Ceragenix Corporation were incurred and paid by Osmotics. While certain costs incurred by Osmotics were directly attributable to Ceragenix Corporation, other costs were shared between the two organizations. In situations where the costs were shared, expense was allocated between the two companies. Primary shared expenses were salaries and related costs, rent and occupancy, certain licensing fees and other general and administrative expense. Significant management judgment was used in making these allocations.

Impairment of Long-Lived Assets

        Our most significant long-lived asset, Licensed Technology Costs, results from a license agreement with Brigham Young University. In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", management evaluates the carrying value on an annual basis, or when events or changes in circumstance indicate, to determine whether future undiscounted cash flows related to the license agreement are sufficient to cover the carrying cost of this long-lived asset. If the future undiscounted cash flows are less than the carrying value, an impairment exists. The impairment to be recognized is determined as the amount by which the carrying value of an asset exceeds the fair market value. Our policy is to make the annual evaluation during the fourth quarter of each year.

        Significant management judgment has been used in forecasting future undiscounted cash flows. Management has performed a sensitivity analysis of the impairment that would arise assuming that future revenue was 10% less than projected and determined that there would still be no impairment.

Beneficial Conversion Feature of Debt

        In accordance with EITFs 98-5 and 00-27, we recognize the value of conversion rights attached to convertible debt. These rights give the debt holder the ability to convert the debt into common stock at a price per share that is less than the trading price to the public on the day the loan is made to us. The beneficial value is calculated based on the market price of the stock at the commitment date in excess of the conversion rate of the debt and is recorded as a discount to the related debt and an addition to additional paid in capital. The discount is amortized and recorded as interest expense over the remaining outstanding period of the related debt.

Goodwill

        Goodwill is tested for impairment at least annually, or when changes in circumstances indicate an impairment might exist. The impairment, if any, is measured based on the estimated fair value of the reporting unit. We have one reporting unit with goodwill as a result of the merger. Significant management judgment is required in determining both whether an impairment exists and if necessary, the fair value of the reporting unit. As discussed further in Note 8 to the condensed consolidated financial statements for the six months ended June 30, 2005 included elsewhere in this Prospectus, during the quarter ended June 30, 2005, management concluded that the goodwill recorded in connection with the merger exceeded the fair value of the reporting unit, and therefore, recorded an impairment loss of approximately $7.7 million.

SIX MONTHS ENDED JUNE 30, 2005 COMPARED TO SIX MONTHS ENDED JUNE 30, 2004

Licensing Fees

        We pay licensing fees under two licensing agreement; The Regents of the University of California (for barrier repair technology) and Brigham Young University (for cationic steroid technology). Licensing fees decreased $8,677 for the six months ended June 30, 2005 compared to the six months ended June 30, 2004.

Testing and Development

        Testing and development costs increased by $32,499 for the six months ended June 30, 2005 compared to the six months ended June 30, 2004. The increase in testing and development costs is primarily due to activities associated with our 510(k) filing.

General and Administrative

        General and administrative expenses increased by $502,480 for the six months ended June 30, 2005 compared to the six months ended June 30, 2004. The increase in general and administrative expenses was primarily due to increased investor relations, payroll and related costs and professional service fees. Included in investor relations expense is a non cash charge of $187,500 for the issuance of common stock for services. The increase in payroll and related costs is primarily due to an increase in full time employees. Professional service fees, which consist of legal, audit and tax services, increased as a result of our new public status.

Depreciation

        Depreciation expense was not material to the six months ended June 30, 2005 or 2004.

Loss from Operations

        As a result of the factors described above, the loss from operations for the six months ended June 30, 2005 increased by $526,427 compared to the six months ended June 30, 2004.

Other Expense

        Interest expense increased by $672,106 for the six months ended June 30, 2005 compared to the six months ended June 30, 2004. The increase in interest expense between periods resulted from amortization of the discount associated with the convertible debentures and associated placement costs as well as imputed interest expense associated with the note payable to Osmotics and the BYU Obligation.

Discontinued Operations

        For the six months ended June 30, 2005 we recorded a loss from discontinued operations of $7,677,437. Included in such loss is an impairment loss on goodwill of $7,732,968 which was recorded to adjust goodwill resulting from the merger to its estimated fair market value. See Note 8.

Net Loss

        As a result of the factors described above, the net loss increased by $8,875,970 for the six months ended June 30, 2005 compared to the six months ended June 30, 2004.

Preferred Stock Dividends

        During the six months ended June 30, 2005, we recorded $105,161 of preferred stock dividends related to our Series A Preferred Stock. There were no dividend bearing securities outstanding during the six-month period ended June 30, 2004.

Loss Attributable to Common Shareholders

        As a result of the factors described above, the loss attributable to common shareholders increased by $8,981,131.

Year Ended December 31, 2004 Compared to Year Ended December 31, 2003

Licensing Fees

        Licensing fees increased $124,325 for the year ended December 31, 2004 compared to the year ended December 31, 2003. The increase in licensing fees was the result of us entering into the licensing agreement with Brigham Young University in May 2004.

Testing and Development

        Testing and development costs increased by $101,600 for the year ended December 31, 2004 compared to the year ended December 31, 2003. Testing and development activities consisted of fees paid or owed to various third parties, primarily research institutions, to test the barrier repair technology. There was no testing and development activity for the year ended December 31, 2003.

General and Administrative

        General and administrative expenses increased by $363,527 for the year ended December 31, 2004 compared to the year ended December 31, 2003. The increase in general and administrative expenses was primarily due to increased payroll and related costs, increased travel and entertainment, increased legal fees and the engagement of an investor relations firm.

Loss from Operations

        As a result of the factors described above, the loss from operations for the year ended December 31, 2004 increased by $589,452 compared to the year ended December 31, 2003.

Other Expense

        During the year ended December 31, 2004, we recorded $18,222 of interest expense which represents an obligation to Brigham Young University to reimburse them for patent costs incurred prior to our license agreement (referred to as the Licensed Technology Obligation in the accompanying financial statements). There were no interest bearing obligations outstanding during the year ended December 31, 2003.

Net Loss

        As a result of the factors described above, the net loss increased by $607,674 for the year ended December 31, 2004 compared to the year ended December 31, 2003.

Liquidity and Capital Resources

Operating Activities

        As of June 30, 2005, we had $526,512 of cash and cash equivalents. During the six months ended June 30, 2005, $616,097 of cash was used in operating activities which primarily consists of cash operating expenses. As previously noted, since our inception, we have not generated revenue and accordingly have not generated cash flow from operations. Management expects this trend to continue with operating losses increasing over time as we get closer to commercializing our first product. Our ability to generate revenue is dependent upon receiving marketing clearance from the FDA. We can provide no assurance as to the timing of receiving marketing clearance from the FDA and no assurance can be given that it will ever be received.

Investing Activities

        Cash flows of $1,070,842 was provided by investing activities during the six months ended June 30, 2005 representing $1,148,091 of cash assumed in the merger partially offset by capitalized merger costs and the purchase of property and equipment. We have no commitments for any capital expenditures nor do we expect any material capital purchases during the remainder of 2005.

Financing Activities

        During the six months ended June 30, 2005, $195,911 of cash was provided by financing activities primarily resulting from $925,000 in borrowings under a secured note agreement with OnSource prior to the merger offset by $788,830 in payments made to Osmotics under a promissory note agreement (see discussion below).

        We have three significant debt obligations as of June 30, 2005; convertible debentures, a promissory note to Osmotics and a promissory note related to the purchase of the bingo business. Each of these instruments is discussed further below.

Convertible Debentures

        In order to fund the activities of the pharmaceutical business, we completed the sale of the Debentures receiving gross proceeds of $2,208,500. The offering was completed on April 15, 2005. Each Debenture accrues interest at the rate of 6% per annum and is due and payable in full, principal and interest, on December 31, 2005 (the "Maturity Date"). The Debentures are convertible into shares of our common stock at a conversion price of $1.00 per share. The Debentures are mandatorily convertible in the event that a registration statement underlying the common shares is declared effective by the Securities and Exchange Commission and the closing price of the common stock has exceeded $2.00 per share for 10 consecutive trading days. As of the date of this prospectus, we have satisfied the latter condition.

        In addition, for every $2.00 in Debentures sold in the offering, each investor received one warrant exercisable for three years to purchase one additional share of common stock at a purchase price of $2.00 per share and an additional warrant exercisable for three years to purchase one additional share of common stock at a purchase price of $4.00 per share (the "Debenture Warrants"). The Debenture Warrants are redeemable by us for $.01 per warrant in the event that a registration statement underlying the common shares is declared effective by the Securities and Exchange Commission and the closing price of the common stock has exceeded 137.5% of the exercise price of the warrant for 10 consecutive trading days. As of the date of this prospectus, we have satisfied the latter condition for the $2.00 warrants.

        Upon the effectiveness of a registration statement, the Debentures will automatically convert into shares of common stock. We have filed such registration statement and management expects that it will be declared effective by the SEC sometime prior to December 31, 2005. Accordingly, management does not believe the Debenture obligation will have to be repaid with cash.

Promissory Note—Osmotics

        We have issued to Osmotics a promissory note (the "Promissory Note"). The Promissory Note has a face amount of $1.2 million, is unsecured, does not bear interest and is payable in monthly installments of $120,000 to $150,000 with the actual amount to be determined by the management of the Company. The Promissory Note is due in full no later than December 31, 2005. As noted above, for the six months ended June 30, 2005, we paid Osmotics $788,830 under this agreement. We will have to raise additional capital in order to satisfy our obligation under the Promissory Note (see further discussion below).

Bingo Business Note

        We also have an obligation related to the purchase of the Bingo Business. As of June 30, 2005, the balance was $1,570,267. This note requires monthly principal and interest payments of $20,000 with the remaining outstanding balance due in September 2007. The note is secured by all of the assets of the Bingo Business but is nonrecourse to the Company. Under the terms of the pending sale of the Bingo Business, all liabilities of the Bingo Business will be assumed by the purchaser as part of the transaction. We do not intend for any liabilities of the Bingo Business to burden the ongoing operations of its pharmaceutical business. We believe that the operating cash flow of the Bingo Business will be sufficient to satisfy the monthly obligation under this note until such time that the sale of the Bingo Business can be completed.

Outlook

        As noted above, we had $526,512 of cash and cash equivalents at June 30, 2005. Based on the historical use of cash, which management expects to be representative of what to expect during the third quarter of 2005, we require $200,000 to $250,000 per month to fund our activities including servicing the obligation to Osmotics.

        We are currently pursuing several financing plans from which we intend to raise up to $5.0 million. We are pursuing the private sale of common stock to accredited investors and/or triggering the exercise of the $2.00 warrants which were sold with the Debentures. Upon the effectiveness of the registration statement of which this prospectus forms a part, we will be in position to ask the warrant holders to either exercise their warrants or face redemption by the Company for $.01 per warrant. If all of the $2.00 warrants were exercised, we would receive proceeds of $2,208,500. There is no assurance that any holders will exercise their warrants nor is their any assurance that we will be successful in the private sale of common stock. Subsequent to June 30, 2005, we sold 75,000 shares of common stock and warrants to acquire an additional 75,000 shares of common stock for $2.00 per share for $150,000.

Management believes that existing cash on hand as well as the proceeds from the aforementioned sale of stock will be sufficient to fund our activities through at least October 2005. A key assumption in this statement is that we will reduce and/or halt the monthly payment to Osmotics under the note obligation. During July 2005, the Company and Osmotics agreed to reduce the monthly payment to $60,000 for that month.

        As noted above, we are currently seeking approximately $5.0 million in funding, which based on our operating plan, should be sufficient to allow us to commence commercialization efforts of our first product, Epiceram. As previously discussed, we require clearance from the FDA in order to market Epiceram. There is no assurance that we will receive clearance for Epiceram in a timely manner if at all. In the event that we did receive FDA clearance to market Epiceram, we will require additional capital to fund our activities beyond the initial launch.

        If we do not receive sufficient funding on a timely basis, or at all, it will have a material adverse affect on our liquidity, financial condition and results of operations.

Discontinued Operations

        As previously discussed, our Board of Directors and a majority of our shareholders have approved the sale of the Bingo Business. The only remaining condition to completing the sale is the distribution of an Information Statement to our shareholders. The Bingo Business currently generates sufficient cash flow to fund its activities including making the required debt service payments discussed above. We expect to complete the transaction prior to the end of the year. We do not expect to record a material gain or loss on the transaction.

        We do not expect the sale of the Bingo Business to either positively or negatively affect our liquidity and capital resources. The Bingo Business will be sold in consideration of the assumption of all the associated liabilities of the business, which exceed the value of the assets by approximately $1.5 million. Since the reverse merger that occurred in May 2005, the results of operations of the Bingo Business have been segregated from the operations at corporate and Ceragenix Corporation., and the Bingo Business has not made any contribution to the operating expenses of either entity.

Contractual Obligations

        We had the following contractual obligations at June 30, 2005, which require future cash flows:

Contractual Obligations	Less Than 1 Year	2-3 years	4-5 years	Over 5 years	Total
Convertible Debentures	$2,208,500	$—	$—	$—	$2,208,500
Promissory Note	411,170	—	—	—	411,170
License Agreements	459,548	380,000	380,000	1,880,000	3,099,548
Shared Services Agreement	30,000	—	—	—	30,000
Preferred Stock Dividends	240,000	480,000	—	—	720,000
Purchase Commitments	119,830	—	—	—	119,830

	$3,469,048	$860,000	$380,000	$1,880,000	$6,589,048

 BUSINESS

        We are a development stage pharmaceutical company focused on prescription products for dermatology and infectious disease. We have two base technology platforms each with multiple applications: barrier repair and cationic steroid molecules. The barrier repair platform represents near term revenue opportunities for prescription skin care products to treat an assortment of skin disorders all characterized by a disrupted skin barrier. Our cationic steroid technology has shown antibiotic, antiviral and anti-cancer properties in vitro and represents a mid and long-term revenue opportunity.

        We have licensed patents from the Regents of the University of California for a technology that is a specific combination of ceramides, cholesterol and fatty acids which is able to create a human identical skin barrier and thus provide patients with a normal skin barrier function. This patented "barrier repair technology" is the invention of Dr. Peter Elias the author of over 400 peer-reviewed journal articles. Dr. Elias is a member of our management team as Chief Scientific Officer. We will use this barrier repair technology to formulate two prescription products: Epiceram and Neoceram.

        Epiceram is intended for use as primary or adjunct therapy for the treatment of various dermatoses, including atopic dermatitis (eczema), radiation dermatitis, end stage renal disease associated pruritus and adjunct therapy for pre-cancerous skin lesions (actinic keratoses). All of these conditions share in common a defective or incomplete skin barrier and current therapies are viewed as either lacking or in need of improvement. We filed our 510(k) application for Epiceram in September 2005 and are awaiting marketing clearance from the FDA. The 510(k) filing is necessary to obtain approval for us to market our first planned product as a medical device. See our related discussion under Regulatory Matters below.

        Our second planned product is Neoceram, a pediatric barrier repair cream. Neoceram is intended for use to reduce excessive water loss through the fragile skin of premature infants. There are over 72,000 infants born prematurely each year in the United States. Infants born early enter the world without fully formed skin barriers. As lung surfactant therapy has pushed back the age of viability to 23 weeks of gestational age, the lack of an adequate skin barrier is now of critical importance to morbidity and mortality in this at-risk population. We believe that by providing the topical equivalent of a skin barrier that these infants will develop more rapidly, be at lower risk for bacterial infections and sepsis and spend less time in the neonatal intensive care unit thereby significantly reducing the costs incurred by the health care system to care for these infants. We plan to file our 510(k) application for Neoceram after receiving clearance for Epiceram.

        In May 2004, we entered into a worldwide exclusive licensing agreement with Brigham Young University covering the composition of matter and use of a broad class of small, positive charged, molecule compounds that have shown antibiotic, antiviral and anti-cancer activity. These patented compounds mimic the activity of the naturally occurring antimicrobial peptides that form the body's innate immune system. The compounds are electrostatically attracted to bacteria, viruses, and certain lines of cancer that all share in common the presence of negatively-charged phospholipids on their cell membrane surfaces. The compounds induce apoptosis by rapid depolarization of the cell membranes (tear the cell walls apart). Further, unlike most antibiotics which are bacteriastatic (prevents the reproduction of bacteria cells), the compounds are bacteriacidal (kill the bacterial cells). Additionally, while other efforts to duplicate the naturally occurring antimicrobial peptides have proven not to be commercially viable, these compounds are not peptides but rather cationic steroids that are far simpler, more stable and inexpensive to produce in bulk quantities. The inability to cost effectively produce large quantities of synthetically derived antimicrobial peptides has been one of the major obstacles in the effort to commercialize such compounds.

Planned Market and Products

        As noted above, we have two platform technologies; barrier repair and cationic steroid molecules. Barrier Repair represents near term revenue opportunities. This technology can be utilized in many niche markets where the underlying cause of the skin disorder is a defective or incomplete barrier. Many of these disorders have no current treatment or in some cases, our product can be used as adjunct therapy to treat the side effects from the primary therapy. Two products (Epiceram and Neoceram) will be launched to penetrate the following markets:

  Epiceram

        Atopic Dermatitis—Commonly known as eczema, it is estimated that 15 million Americans suffer from this disease. It is the leading skin disease of childhood and 65% of those affected show clinical symptoms by 6 months of age. The skin becomes extremely itchy and inflamed, causing redness, swelling, cracking and scaling. The skin can become so severely irritated, patients often scratch themselves until they bleed, leading to a secondary infection. Histological analysis of the skin of persons with eczema reveals a global deficiency in epidermal lipids (ceramides, cholesterol and essential fatty acids) with a marked deficiency of ceramides. This lack of epidermal lipids leads to a defective skin barrier as these are the ingredients that form the lipid bilayers critical to maintaining healthy skin. Normalizing the barrier is the key to successful treatment. Dr. Elias's work has shown that topical application of an optimal molar ration of these epidermal lipids can correct the skin barrier abnormality. We believe that Epiceram will greatly reduce skin irritation. While there are multiple products and treatments for eczema, we have the distinct advantage of not being an immune system suppressant or steroid, both of which have undesirable side effects.

        Radiation Dermatitis—It is estimated that 700,000 patients a year develop some degree of radiation dermatitis in the U.S. as the result of radiation therapy. It is an acute phenomenon that correlates with the disruption of the skin's barrier function. The result is an increase in the risk of infection, discomfort and pain, which in some cases may necessitate the interruption of treatment to allow for healing. This can compromise the final outcome of cancer therapy. We believe that there is no current effective treatment for radiation dermatitis. We believe that Epiceram will reduce the incidence and severity of radiation dermatitis.

        Pruritus (End Stage Renal Disease)—It is estimated that 400,000 Americans a year undergo treatment at hemodialysis centers for End Stage Renal Disease. This patient population is growing rapidly (as the baby boomers age) and is expected to reach 600,000 by 2010. It is estimated that as many as 70% of these patients suffer from a severe itch (also known as pruritus). The prevalence of itch increases with deteriorating renal function but does not improve significantly with dialysis. The pruritus is independent of the duration of dialysis or cause of renal failure. Recent research has shown a direct correlation between poor skin barrier function and severe itch. Based on this research, we believe that use of Epiceram will repair the defective skin barriers, improve skin texture and reduce itch. We do not believe there is a current effective treatment for this condition.

        Actinic Keratoses—Actinic Keratoses are a common, potentially serious pre-cancerous skin condition characterized by rough, red, scaly patches, crusts or sores measuring anywhere from one-quarter to one-inch in diameter. It is estimated that 800,000 patients a year are treated in the U.S. for these pre-cancerous skin lesions. According to the January 2004 issue of the Dermatology Times, Actinic Keratoses is now the third most common diagnosis in dermatology offices and the incidence is rising with the aging baby boomer population. A standard form of treatment consists of a topical chemotherapy (e.g., 5-FU) application. A side effect of the treatment is a severe burning sensation and/or itching at the site immediately following application and severe dermal ulceration that can be disfiguring. This results in a reduction in patient compliance. While cure rates exceed 90% with 100% patient compliance, the failure rate can reach 60% when the patient is not compliant. We believe that using Epiceram as adjunct therapy will reduce skin irritation without compromising clinical efficacy thereby increasing patient compliance.

  Neoceram

        It is estimated that 72,000 infants a year are born in the U.S under 32 weeks of gestational age. Infants under 32 weeks lack a fully developed skin barrier. Pre-term infants spend an average of 60 days in the neonatal intensive care unit at a substantial cost to the hospitals. The lack of a fully formed barrier increases the risk of infections (sepsis) and other medical complications due to excessive transepidermal water loss. Pre-term infants who develop sepsis (25%) spend an additional 19 days in the neonatal intensive care unit. Neonatal intensive care units receive capitated payments for treating premature infants so any reduction in the length of stay positively affects the institution's profitability. We believe that Neoceram may provide a human identical skin barrier, thereby reducing infection rates and lengths of stays, resulting in an overall reduction in health care costs. We believe that there is no effective competitive treatment.

  Cationic Steroid Molecules

        Our cationic steroid molecule compounds provide both a near term and longer term revenue opportunity. Extensive preclinical testing has shown that the lead compound, CSA-13, is highly effective at clinically relevant concentrations against a broad spectrum of bacterial infections including multi-drug resistant organisms such as Pseudomonas, MRSA and VRSA. Further, preliminary testing has shown that these compounds may be developed as an antibiotic coating for medical devices such as catheters, stents, shunts and implantable joint replacements.

        Our primary near-term focus will be on the development of the lead compound as part of a novel antimicrobial coating for medical devices such as catheters and seeking licensing opportunities for this application with leading medical device manufacturers who have a substantial presence in the market. We also plan to pursue preclinical work for applications in infectious diseases and skin cancer applications. Such applications could include, but are not limited to, topical antibiotics and skin cancer creams. However, given the broad applications of the molecule, we may partner with third parties to explore other potential conditions which may or may not relate to dermatology or medical coatings.

Regulatory Matters

        We submitted our 510(k) application for Epiceram with the FDA in September 2005. This represents the second 510(k) submission we have made for Epiceram. We withdrew our previous submission in June 2005 as a result of informal conversations with the FDA. Based on those conversations, we removed certain botanical antioxidants from the formulation of Epiceram as we believed the presence of those ingredients was causing concern to the FDA and would subject us to a more lengthy and costly approval path. Consequently, our most recent submission represents a reformulated version of Epiceram and one we believe mitigates the FDA's previous concerns.

        In order to market our planned products, we must receive clearance from the FDA. Prescription products can be cleared as either medical devices or new drugs. The clearance process for medical devices is typically shorter and less expensive than for a new drug. Within the medical device category, there are two approval paths; 510(k) or pre-market approval ("PMA"). Typically, the 510(k) path is shorter and less expensive than the PMA. The 510(k) process is an abbreviated approval process. Typically, a 510(k) process does not require clinical studies.

        The FDA determines whether a product is a drug or device based on its primary mode of action. If a product is determined to be a device, in order to qualify for the 510(k) process, it must be demonstrated that the product is substantially equivalent to a previously approved device. If a product is determined to be a device, but not substantially equivalent to a previously approved device, then it would be subject to the PMA. A PMA application requires clinical studies and the approval time is longer (typically one to two years from filing). If the FDA were to determine that Epiceram is a drug, then the approval process would be lengthy and expensive. The approval process for new drugs, even a topical drug, can take a number of years and cost multiple millions of dollars.

        We believe that Epiceram is a device based on its primary mode of action. We also believe there are several previously approved devices which are substantially equivalent to Epiceram. Accordingly, we believe that the 510(k) application is the appropriate path for approval. However, there is no assurance that the FDA will reach the same conclusion. We have not received any indication from the FDA as to whether they agree with our conclusion that Epiceram is substantially equivalent to other previously approved devices.

Competition

        The pharmaceutical industry is highly competitive and includes a number of established, large and mid-sized pharmaceutical companies, as well as smaller emerging companies, whose activities are directly focused on our target markets and areas of expertise. Nearly all of these companies have far greater financial and human resources than we do as well as more experienced management teams. Our first products will compete in the dermatology market which is characterized by extreme competition, rapid product development and technological change. If approved, our product candidates will compete with a large number of products that include over-the-counter treatments, prescription drugs specifically indicated for a dermatological condition and prescription drugs that are prescribed off-label. In addition, new developments, including the development of other drug technologies and methods of preventing the incidence of disease, occur in the pharmaceutical industry at a rapid pace. These developments may render our product candidates or technologies obsolete or noncompetitive.

        Our first product candidate, Epiceram, will be indicated for use to treat atopic dermatitis and various other dermatoses. Accordingly, it will compete with well established products such as Elidel from Novartis AG, Protopic from Fujisawa, Atopiclair from Sinclair Pharmaceuticals as well as various topical steroids.

        We expect to compete on, among other things, the efficacy of our products, the reduction in adverse side effects experienced and more desirable treatment regimens. Competing successfully will depend on our ability to attract and retain skilled and experienced personnel, to identify, secure the rights to and develop pharmaceutical products and compounds and to exploit these products and compounds commercially before others are able to develop competitive products. In addition, our ability to compete may be affected because insurers and other third-party payors in some cases seek to encourage the use of generic products making branded products less attractive, from a cost perspective, to buyers.

        Although we believe that, if approved, our product candidates will have favorable features for the treatment of their intended indications, existing treatments or treatments currently under clinical development that also receive regulatory approval may possess advantages in competing for market share.

Intellectual Property

  License Agreement with the Regents of the University of California

        In connection with the merger with us, Ceragenix Corporation was substituted in place of Osmotics Corporation as the licensee under a license agreement with the Regents of the University of California for barrier repair technology dated June 28, 2000. The license agreement provides for the world-wide exclusive rights to commercially develop, use and sell therapeutic and cosmetic applications for the barrier repair technology. Under the terms of a Technology Transfer Agreement with Osmotics

Corporation, we have agreed that Osmotics Corporation will retain the license rights for all non-prescription applications. The rights of Ceragenix Corporation under the license agreement are subject to a non-exclusive, irrevocable, royalty-free license to the U.S. Government with the power to grant a license for all governmental purposes. Unless terminated earlier by Ceragenix Corporation for any reason or by the Regents due to Ceragenix Corporation's breach, the license agreement continues until the date of the date of expiration of the last-to-expire patent licensed under this agreement

        We are obligated to pay the Regents of the University of California, on an annual basis, the greater of $50,000 or five percent of net sales (as defined in the agreement) of products derived from the barrier repair technology. Ceragenix Corporation plans on entering into a sublicense agreement with Osmotics Corporation to formalize the arrangement agreed to in the Technology Transfer Agreement. We expect that the sublicense agreement will call for Osmotics Corporation to reimburse us for one-half of the annual license fee (if the minimum fee) or 100% of any royalties resulting from Osmotics Corporation product sales.

  License Agreement with the Brigham Young University

        In connection with the merger with us, Osmotics Corporation was removed as a co-licensee under a license agreement with Brigham Young University for the intellectual property rights to cationic steroid molecule technology dated May 1, 2004. Ceragenix Corporation is now the sole licensee under the agreement. The license agreement provides for the world-wide exclusive rights to develop, use and sell all applications based on the cationic steroid molecule technology for the first 24 months of the agreement. After the first 24 months, the exclusive license extends only to those applications for which we have conducted research or engaged in substantial commercialization efforts, including research or commercialization by strategic partners and sublicensees. Our rights under the license agreement are subject to the right of Brigham Young University and the Church of Jesus Christ of Latter-day Saints and the Church Education System to use the technology for continuing research and non-commercial academic and ecclesiastical uses without cost.

        We are obligated to pay Brigham Young University an annual maintenance fee of $50,000 until such time that we obtain governmental approval for a product based on the technology. Once we obtain governmental approval, we will be obligated to pay the greater of a minimum royalty payment or 5% of adjusted gross sales (as defined in the agreement). Minimum royalty payments are $100,000 for the first year after governmental approval, $200,000 after the second year and $300,000 for each year thereafter. Further, we are obligated to pay Brigham Young University annual research and development support fees of $90,000.

        We are required to submit an Investigational New Drug Application to the FDA within 24 months of the effective date of the agreement. In addition, we must have at least one product based on the technology available for commercial sale before January 1, 2008. If we fail to meet the deadlines for FDA application or commercial sale, Brigham Young has the right to terminate the agreement. Unless terminated earlier by Brigham Young University, the license agreement terminates on the date of expiration of the last valid claim of any patent included in the technology.

Legal Proceedings

        We are not currently involved in any material legal proceedings.

Employees

        We have five full-time employees. We do not carry key man life insurance on any of our employees.

        We are not part of any collective bargaining agreement. There have been no work stoppages and we believe our employee relations are good.

Description of Property

        We are located at 1444 Wazee Street, Suite 210, Denver, Colorado 80202. Our telephone number is (720) 946-6440. We currently utilize office space provided by Osmotics Corporation, our largest shareholder, pursuant to a shared services agreement under which we pay Osmotics Corporation $5,000 per month for office space and certain administrative services. The shared services agreement expires on December 31, 2005. The shared services agreement is renewable upon the mutual agreement of us and Osmotics Corporation. We have not determined whether we will renew the shared services agreement beyond its initial term.

        We believe that our facility is adequate for its intended purpose and we do not plan any significant investment in additional facilities during the next year.

Discontinued Operations

        In September 2005, we entered into a definitive agreement to sell our gaming division, Alaska Bingo Supply, to Trans Alaska Holdings, an unaffiliated third party (controlled by two of our shareholders who own less than 5% of the Company's common stock). Under the terms of the agreement, Trans Alaska will purchase all of our interest in Global Alaska Industries, Inc., our wholly-owned subsidiary that owns 100% of the issued and outstanding shares of Alaska Bingo Supply. As a result of the transaction, all of the assets and liabilities of Alaska Bingo Supply will be disposed of. As of June 30, 2005, the liabilities of Alaska Bingo Supply exceeded the value of its assets by approximately $1.5 million. Our Board of Directors has approved the transaction; and our shareholders by majority written consent have approved the transaction. The only remaining condition to completing the sale is the distribution of an Information Statement to our shareholders. We expect to complete the transaction by the end of the year.

        We do not expect the disposition of our gaming division to have any material impact on our operations. Since the merger in May 2005 in which we acquired Ceragenix Corporation, the operations of the gaming division have been segregated from our pharmaceutical business; and while the gaming division accounted for all of our operating revenues, all of its cash flow was used to service its debt, and it made no contribution to either corporate expenses or operating expenses of the pharmaceutical division.

MANAGEMENT

Directors and Executive Officers

        The name, position with our company, age of each director and executive officer of our company is as follows:

Name	Age	Position	Director/Officer Since
Steven S. Porter	55	Chief Executive Officer, Chairman and Director	2005
Jeffrey Sperber	41	Chief Financial Officer and Director	2005
Dr. Peter Elias	64	Chief Scientific Officer	2005
Carl Genberg	53	Senior Vice President	2005
Russell L. Allen	59	Vice President of Corporate Development	2005
Michel Darnaud	55	Director	2005
Cheryl A. Hoffman-Bray	47	Director	2005
Philippe J.C. Gastone	50	Director	2005
Alberto J. Bautista	54	Director	2005

        Steven S. Porter has served as Chief Executive Officer and Chairman since May 2005. Prior to joining our company, he served as Chief Executive Officer and Chairman of the Board of Osmotics from its inception in August 1993 until May 2005. He continues to serve as a director of Osmotics Corporation. He has served as Chief Executive Officer and Chairman of Ceragenix Corporation since February 2002. In January 1986, Mr. Porter and two other individuals founded GDP Technologies, Inc. (GDP), a medical imaging company, completing major strategic partnerships with Olympus Optical, Japan, GE Medical and Bruel & Kjaer, Denmark. From that time until August 1993, Mr. Porter served as Executive Vice President of GDP. Prior to 1986, Mr. Porter was the National Sales Manager for Protronyx Research, Inc., a large-scale scientific computer systems company, working with the United States Department of Energy, United States Department of Defense, Boeing and the National Security Agency. Mr. Porter has a Bachelor of Arts degree in Economics from UCLA.

        Jeffrey Sperber has served as Chief Financial Officer since May 2005. Prior to joining our company, he served as the Chief Financial Officer of Osmotics Corporation from June 2004 until May 2005. He has served as Chief Financial Officer of Ceragenix Corporation since June 2004. From January 2004 through May 2004, Mr. Sperber worked as an independent consultant for various companies, including Osmotics Corporation. From March 2001 through January 2004, Mr. Sperber served as the Vice President-Controller of TeleTech Holdings, Inc., a $1 billion, global, public company which provides outsourced call center services primarily to the Fortune 100. From October 1997 through March 2001, he served as the Chief Financial Officer of USOL Holdings, Inc., a publicly traded broadband provider focused on multi-family housing communities. At USOL, Mr. Sperber led a successful public offering of USOL's common stock. From August 1995 through September 1997, Mr. Sperber served as a business unit controller for Tele-Communications, Inc., (subsequently acquired by Comcast). From September 1991 through August 1995, he served in various financial positions for Concord Services, Inc., an international conglomerate, most recently as the Chief Financial Officer of its manufacturing and processing business unit where he oversaw both public and private entities. From September 1986 through September 1991, Mr. Sperber was employed by Arthur Andersen LLP in Denver, Colorado. Mr. Sperber received a CPA license in the State of Colorado, which has since expired.

        Dr. Peter Elias has served as Chief Scientific Officer since May 2005. Dr. Elias has served as Ceragenix Corporation's Chief Scientific Officer since May 2004. From 1975 through 2003, Dr. Elias was a Professor of Dermatology at the University of California, San Francisco where he most recently served as the Vice-Chairman of the Department of Dermatology. Between his tenure at the University of California and joining Ceragenix Corporation, Dr. Elias worked as an independent consultant and advisor. Dr. Elias has published over 400 papers and has received numerous honors, awards and professional appointments as a result of his expertise in the field of dermatology. Dr. Elias received his B.A. from Stanford University and his M.D. and M.S. from the University of California, San Francisco.

        Carl Genberg has served as Senior Vice President of Research and Development since May 2005. Prior to joining our company, he served as Senior Vice President, Research and Development and Business Development of Osmotics Corporation from August 1999 until May 2005. He continues to serve as a director of Osmotics Corporation. He served as President of Ceragenix Corporation from February 2002 through December 2004 and as Senior Vice President of Research and Development since January 2005. Mr. Genberg has an extensive background in licensing and product development. From 1989 to 1999, Mr. Genberg served in a variety of executive capacities with Neuromedical Systems, Inc., and its regional licensees, Cytology West, Inc. and Papnet of Ohio, Inc., medical imaging companies that applied artificial intelligence to the analysis of pathology samples. Neuromedical Systems was a venture funded company whose major investor was Goldman Sachs Limited Partners Fund and which undertook an IPO in 1996 that raised over $100 million dollars. Mr. Genberg was instrumental in the design of Neuromedical Systems' FDA clinical study and the recruitment of key investors. He has a Bachelor of Science Degree in Life Sciences from Cornell University and a JD from the Ohio State University College of Law. Mr. Genberg filed a Chapter 13 Petition in May of 2004.

        Russell L. Allen was appointed as our Vice President of Corporate Development in June 2005. Prior to joining our company he worked as an independent consultant. Previously, he served from 2002 to 2004 as Senior Vice President Corporate Development for Cellular Genomics Inc., a private drug discovery biopharmaceutical firm. From 1997 to 2001 he served as Vice President Corporate Development and Strategic Planning at Ligand Pharmaceuticals, where he was responsible for concluding a wide variety of business development transactions including major strategic alliances with pharmaceutical firms. Between 1985 and 1996, Mr. Allen held senior positions with Sanofi Winthrop (including preceding corporate entities Sterling Winthrop and Eastman Pharmaceuticals), including being General Manager for Central American pharmaceutical operations and holding Vice President and Director level positions in business development and strategic planning. Prior experience includes 10+ years of marketing and business development related positions with Bristol-Myers Squibb and Procter & Gamble in Rx, OTC, and nutritional products. Mr. Allen received his B.A. from Amherst College and his MBA from the Harvard Graduate School of Business Administration

        Michel Darnaud was elected as a director of our company in June 2005. He has served as President of the European Division (Paris) of Boston Scientific Corporation, a producer of medical device products, from 1998 through June 2005. From 1992 until 1997, he worked for Baxter International. Mr. Darnaud was the European President of the Baxter Cardio Vascular Group from 1996 until 1997. From 1994 to 1996 he served as the Vice-President of the Renal Division; and from 1992 to 1994 he served as the Area Vice-President of the Renal Division. During 1991, Mr. Darnaud served as the General Manager of Diagnostica Stago, a company that manufactures specialty diagnostic products. From 1977 to 1990, he worked with Baxter International. Mr. Darnaud has been a member of the European Medical Device Industry Association since 2002 and its President since October 2004. He graduated from Ecole des Hautes Etudes Commerciales du Nord in 1973.

        Cheryl A. Hoffman-Bray was elected as a director of the Company in June 2005. She has served as the Senior Advisor to the Executive Dean of Harvard University since October 2004. She served as the Dean of Finance and Chief Financial Officer of Harvard's Faculty of Arts and Sciences from March 2000 until October 2004. Ms. Hoffman-Bray served as Chief Financial Officer and Senior Vice President of Finance at the Beth Israel Deaconess Medical Center from May 1998 to May 1999. From October 1996 until May 1998, she served as the Medical Center's Vice President of Finance. From January 1995 to October 1996, Ms. Hoffman-Bray served as the Senior Vice President and Chief

Financial Officer of the New England Deaconess Hospital in Boston, Massachusetts. From June 1984 to December 1994, she worked for Albany Memorial Health Systems, Inc., serving as their Vice President and Chief Financial Officer from July 1989 until December 1994 and as the Controller and Director of Fiscal Services from June 1984 until July 1989. Ms. Hoffman-Bray graduated from the State University of New York at Albany 1979 with a Bachelor of Science in Accounting and received her Master of Science from the University in 1980. Ms. Hoffman-Bray is a member of the Boston Club and a director of the Harvard Cooperative Society.

        Philippe J.C. Gastone was elected as a director of our company in June 2005. He has served as the Senior Vice President in Charge of Corporate Business Development for Europe and Americas of Cemex since September 2000. From 1999 to 2000, he served as a partner of Dome & Cie, a French investment bank. From 1997 to 1999, Mr. Gastone served as a director of Merrill Lynch (London and Paris). From 1994 to 1997 he was the Executive Director, in charge of the Mergers and Acquisitions Origination Group for Europe, of Union Bank of Switzerland (London). From 1984 to 1994, Mr. Gastone worked at Booz.Allen & Hamilton, focusing on strategy and mergers & acquisitions advisory. From 1977 to 1982, he worked as a consultant for The Boston Consulting Group. In 1983, Mr. Gastone received his MBA from INSEAD in Fontainebleau, France in 1983. He graduated from the Ecole des Hautes Etudes Commerciales in 1977 with a BA.

        Alberto J. Bautista was elected as a director of our company in June 2005. Mr. Bautista has worked as the Founder and Principal Consultant of AJB Consulting since January 2004. AJB Consulting is a healthcare consulting practice based in Singapore, focused on small and medium sized companies in the life science, medical device, and biotech spaces. From June 1975 to December 2003 he worked at Baxter International in various senior executive positions, including as Vice President and Consultant of Global Renal at Baxter Japan, President of the Asian Division of Baxter Healthcare, President of Worldwide Exports for Baxter World Trade and General Manager of various branch locations. Mr. Bautista received his M.S. in Management at the Sloan School (Massachusetts Institute of Technology) and his B.S. in Industrial Engineering at the University of the Philippines.

        All directors serve until their successors have been duly elected and qualified, unless they earlier resign.

Involvement in Certain Legal Proceedings

        We are not currently involved in any material legal proceedings.

        Except as noted above for Mr. Carl Genberg, during the last five (5) years none of our directors or officers has:

          (1)   had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

          (2)   been convicted in a criminal proceeding or subject to a pending criminal proceeding;

          (3)   been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

          (4)   been found by a court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Executive Compensation

Summary Compensation Table

        The following table sets forth information with respect to all plan and non-plan compensation awarded to, earned by or paid to our sole executive officer and the executive officers at Ceragenix Corporation, for all services rendered to us and our subsidiaries for each of our last three (3) completed fiscal years.

		Annual Compensation	Long Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Options SARs (#)
Steven S. Porter Chief Executive Officer of Ceragenix Corporation	2004 2003 2002	$92,471 62,500 73,304
Jeffrey Sperber Chief Financial Officer of Ceragenix Corporation	2004 2003 2002	68,600 — —
Dr. Peter Elias Chief Scientific Officer of Ceragenix Corporation	2004 2003 2002	60,000 — —
Carl Genberg Senior Vice President of Ceragenix Corporation	2004 2003 2002	120,000 120,000 110,000
Frank L. Jennings Chief Executive Officer(1)	2004 2003 2002	18,155 54,300 24,849	10,000

(1)
Mr. Jennings was our Chief Executive Officer and Chief Financial Officer through May 10, 2005 and was paid for his services through Gunpark Management, LLC, a company we formerly paid for managerial and other services.

Option/SAR Grants in the Last Fiscal Year

        The following table sets forth certain information with respect to the grant of stock options to our sole named executive officer in the last fiscal year.

Name	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Price ($/sh)	Expiration Date
Frank L. Jennings	10,000	21%	$.50	2007

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

        The following table sets forth certain information concerning the exercise of stock options during the last completed fiscal year by each of our sole named executive officer and the fiscal year-end value of unexercised options on an aggregated basis:

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options/SARs at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised in-the- Money Options/SAR's at FY-End ($) Exercisable/ Unexercisable
Frank L. Jennings	35,000	21,000	-0-	-0-

        Value Realized is determined by calculating the difference between the aggregate exercise price of the options and the aggregate fair market value of our common stock on the date the options are exercised.

        The value of unexercised options is determined by calculating the difference between the fair market value of the securities underlying the options at fiscal year end and the exercise price of the options. The fair market value of the securities underlying the options are based upon the determination of the Board of Directors in light of the arms-length transactions in the same securities.

Employment Agreements

        Each of the following newly appointed executive officers is a party to an employment agreement with Ceragenix Corporation. The merger agreement with Ceragenix Corporation provided that we would assume the employment agreements as part of the merger. Set forth below is information on the employment agreements.

Name	Position	Annual Salary		Bonus
Steven S. Porter	CEO	$195,000	(1)	Up to 50% of base salary depending on performance(1)
Jeff Sperber	CFO	$175,000	(1)	Up to 50% of base salary depending on performance(1)
Carl Genberg	Sr. VP—Research & Development	$185,000	(1)	Up to 50% of base salary depending on performance(1)
Dr. Peter Elias	Chief Scientific Officer	$90,000

(1)
Payable if a transaction or series of transactions take place subsequent to January 1, 2005 where $4 million in gross proceeds, equity and/or debt are raised. Until such time that $4 million in gross proceeds are received, Messrs. Porter, Sperber and Genberg will be paid $104,000, $144,000 and $144,000, respectively.

        A summary of each executive's contract, except for Dr. Elias', is as follows:

        All of the above executives will be eligible for options to purchase our common stock. Each executive will receive four weeks of paid vacation.

        Each employment agreement has a two year term ending December 31, 2006 and may be terminated at any time by Ceragenix Corporation or the executive upon written 90 days notice. If Ceragenix Corporation terminates an executive's employment without "just cause" or the executive terminates his employment for "good reason," or if Ceragenix Corporation gives notice of non-renewal (including subsequent renewals), then the executive will be entitled to receive the following benefits at the end of the employment term:

          (a)   Severance in the amount of two years base salary for Mr. Porter and 18 months for each of Messrs. Sperber and Genberg at the termination date payable in a lump sum. These severance amounts may be modified by the Compensation Committee of the Board of Directors should the Committee determine that they are not within a reasonable range for the respective positions within the industry.

          (b)   Bonus in the amount of the prior fiscal year bonus received by executive payable in a lump sum. In the event that termination occurs during the first year of the executive's employment or at a time prior to the determination of the prior fiscal year's bonus, then the executive shall be entitled to his target bonus of 50%.

        Ceragenix Corporation will maintain in full force and effect, for the continued benefit of the executive's family for one year after a termination date, all employee welfare benefit plans and any other employee benefit programs or arrangements (including, without limitation, medical and dental insurance plans, disability and life insurance) in which the executive was entitled to participate immediately prior to a termination date, provided that the executive's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the executive's participation in any such plan or program is not permissible, Ceragenix Corporation will arrange to provide the executive with benefits substantially similar to those which he would be entitled to receive under such plans and programs.

        Unless the executive is terminated for "just cause," all of the executive's outstanding stock options which the executive holds and which are not then vested and exercisable shall vest and become exercisable immediately upon his termination of employment and, together with all other vested stock options which he holds, will remain exercisable for the full term of such options. In addition, any outstanding restricted stock awards which the executive may hold and which are not then vested shall vest.

        The executive will not be required to mitigate the amount of any payment provided for in him employment agreement by seeking other employment or otherwise, nor will the amount of any payment provided for in his employment agreement be reduced by any compensation earned by him as the result of employment by another employer after a termination date, or otherwise.

        In the event of a change in control of Ceragenix Corporation, at the executive's option, he may terminate his employment and receive the severance, bonus, health care benefits, accelerated vesting and extended exercise period of his stock options described above. Each executive will have 12 months from the effective date of the change in control to exercise this option.

        If employment of the executive is terminated as a result of death or disability of the executive, then the executive or his estate or legal representative will receive a lump sum payment equal to (a) his base salary at the termination date and (b) a bonus in the amount equal to the executive's bonus for the prior fiscal year. In the absence of a determination of a bonus for the prior fiscal year, the bonus will be calculated as the target bonus of 50%.

        If the executive's employment is terminated for "just cause," the executive will be entitled only to his prorated base salary through the date of termination and prorated bonus as the Board of Directors, in its sole reasonable discretion, may determine, taking into account the events giving rise to just cause.

        In the event of a termination of an executive for just cause, Ceragenix Corporation will continue to pay the executive's then current base salary until the issuance of an arbitration award affirming Ceragenix Corporation's action. In the event the arbitrator upholds the action of Ceragenix

Corporation, the executive will be required to promptly repay to Ceragenix Corporation any sums received subsequent to the termination of employment. The cost of the arbitration proceeding, including filing fees and arbitrators' compensation, will be borne by Ceragenix Corporation. In the event that the arbitrator rules that the termination was not for just cause, then Ceragenix Corporation will be liable for executive's reasonable attorneys' fees and any out-of-pocket expenses incurred.

        Ceragenix Corporation will also defend and indemnify each executive in his capacity as an officer against all claims, judgments, damages, liabilities, costs and expenses (including reasonable attorney's fees) arising out of, based upon, or related to his performance of services to Ceragenix Corporation, to the maximum extent permitted under law, except to the extent that such claims arise out of executive's (a) willful misconduct, (b) gross negligence or (c) reckless disregard of the duties involved in the conduct of the executive's position.

        Any of the following actions by the executive constitutes just cause for termination by Ceragenix Corporation:

  •
  Commission by the executive of an act or omission which would constitute a felony under any federal or state laws which act or omission (i) invokes moral turpitude or serious bodily harm to any person or (ii) materially adversely affects the financial well being or reputation of Ceragenix Corporation or (iii) reflects adversely upon the executive's fitness for continued service as an officer of Ceragenix Corporation; or

  •
  Alcoholism or illegal drug addiction, if established by competent evidence; or

  •
  A willful or grossly negligent material breach of any term of the employment agreement of the executive which executive fails to cure within 15 days (provided that the breach is capable of cure) of receipt of written notice thereof; or

  •
  A willful or grossly negligent breach of executive's fiduciary duties to Ceragenix Corporation which shall be determined by the Board of Directors; or

  •
  Repeated, documented gross insubordination which shall be determined by the Board of Directors that the executive fails to cure within 15 days of receipt of written notice.

        Any of the following actions or omissions by Ceragenix Corporation will constitute good reason for the termination by executive:

  •
  Material breach by Ceragenix Corporation of any provision of the executive's employment agreement which is not cured by Ceragenix Corporation within 15 days of notice thereof; or

  •
  Reduction in the executive's base salary, bonus, other benefits or job responsibilities; or

  •
  Relocation of the executive without his prior consent to a facility or location that is more than fifty (50) miles away from the executive's then present offices and personal residence.

        "Change in control" is defined to mean (i) any consolidation, merger or sale of substantially all of Ceragenix Corporation's assets, or (ii) a merger in which Ceragenix Corporation is not the surviving corporation or a consolidation of Ceragenix Corporation with another entity or other similar transaction, in which more than 50% of the outstanding shares or voting power of Ceragenix Corporation or successor entity become held by persons other than the then present shareholders of Ceragenix Corporation. The merger with us did not constitute a change of control under each executive's employment agreement nor does any event in which Ceragenix Corporation sells common stock or voting preferred stock for cash in order to fund operations constitute a change in control.

        A summary of Dr. Elias' employment agreement is as follows:

        The term of Dr. Elias' agreement is through May 1, 2006. During this period, he is to spend at least 50% percent of his business time on the affairs of Ceragenix Corporation and its affiliates. While his agreement does not provide for a specific bonus target, he may be awarded incentive compensation at the discretion of the Board of Directors. In the event that Dr. Elias' employment is terminated by Ceragenix Corporation for any reason other than "cause," or he terminates his employment for "good reason," as those terms are defined in the agreement, he would be owed his monthly salary for the remaining term of his contract. Additionally, any unvested stock options would become 100% vested.

        In the event of a termination of Dr. Elias for cause, Ceragenix Corporation will continue to pay Dr. Elias' then current base salary until the issuance of an arbitration award affirming Ceragenix Corporation's action. In the event the arbitrator upholds the action of Ceragenix Corporation, Dr. Elias will be required to promptly repay to Ceragenix Corporation any sums received subsequent to the termination of employment. The cost of the arbitration proceeding, including filing fees and arbitrators' compensation, will be borne by Ceragenix Corporation. In the event that the arbitrator rules that the termination was not for cause, then Ceragenix Corporation will be liable for Dr. Elias' reasonable attorneys' fees and any out-of-pocket expenses incurred.

Arrangement with Mr. Russell Allen

        In connection with his appointment as our Vice President of Corporate Development, we offered the following employment terms to Mr. Allen:

Salary:	$180,000 per year with monthly cash payments made for one-half of such amount ($90,000 annual) and one-half ($90,000) accrued and deferred. Once we raise at least $3 million in equity financing, the deferral will cease and all accrued amounts will be paid. If we are unsuccessful in our attempts to raise at least $3 million, all accrued amounts will not be owed.
Bonus:	Mr. Allen will be eligible for a bonus of up to 50% of his annual salary based on objectives to be determined by the Compensation Committee.
Stock Options:
An option to purchase 250,000 shares of our common stock, with vesting in equal amounts at the end of each year of employment over a three year period. The option was priced at the fair market value on the date of grant ($3.80).

Director Compensation

        In the last fiscal year, none of our existing directors were compensated for their service on the board of directors.

        Our Board of Directors recently adopted the following compensation policy for our outside directors:

Stock Options

        All outside directors will receive options to acquire 70,000 shares of our common stock upon joining our Board of Directors. Such options will vest 100% on the first anniversary of the date of grant. Outside directors will also each receive annual grants of options to purchase 15,000 shares of our common stock, the timing and other terms to be determined by the Compensation Committee of our Board of Directors. All options shall be priced at fair market value on the date of grant.

Cash Compensation

        All outside directors will be compensated $1,000 per meeting day for meetings attended in person and $500 per telephonic board meeting. Travel time shall not be considered a meeting day.

Chairperson Bonus

        All Committee Chairs shall receive a bonus equal to 10% of the stock options and cash compensation called for under this policy. To illustrate, options granted to a Committee Chair shall be 77,000 and cash paid for attended meetings shall be $1,100.

Travel Expenses

        All directors shall be reimbursed for their reasonable out of pocket expenses associated with attending the meeting. For domestic travel, only coach airfare will be reimbursed; for international travel we will reimburse for business class.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Consulting Arrangements

        We had a consulting arrangement with Gunpark Management, LLC, an entity controlled by Mr. Jennings, who until recently served as one of our directors and who served as our Chief Executive Officer and Chief Financial Officer prior to the merger. Gunpark Management provided office, clerical, and administrative services for us, as well as other companies. In consideration of those services, Gunpark Management invoices to us have totaled $22,000 through May 31st of the current fiscal year and $30,000 in fiscal year 2004 and 2003.

        Until recently, Mr. Jennings provided services to us as our Chief Executive Officer and Chief Financial Officer. During the current fiscal year and fiscal year 2004, Mr. Jennings billings for services were $17,325 and $36,019, respectively, which amounts are billed through Gunpark Management. In June 2004, Mr. Jennings exercised options to purchase 35,000 shares of common stock at a price of $.50 per share. To pay for the option exercise price, Mr. Jennings applied a credit to the accrued and unpaid balance due to him for prior services.

The Merger with Ceragenix Corporation

        By virtue of the merger with Ceragenix Corporation, Frank L. Jennings resigned as our Chief Executive Officer and Chief Financial Officer as of the closing of the merger. Concurrently, the executive officers of Ceragenix Corporation were appointed to serve as our executive officers in the following positions:

Steven S. Porter	Chief Executive Officer and Chairman
Jeff Sperber	Chief Financial Officer and Secretary
Dr. Peter Elias	Chief Scientific Officer
Carl Genberg	Senior Vice President

        Each of the newly appointed officers and directors received options to purchase our common stock as part of the merger. The options are fully vested, are exercisable at $1.00 per share and expire in January 2015. The options will terminate if the holder's employment is terminated for cause. The officers and directors received our options in exchange for previously held Ceragenix Corporation options. The exchange ratio for the option shares was one-for-one. The officers and directors received options to purchase the following number of shares:

Steven S. Porter*	950,000
Jeffrey Sperber	400,000
Carl Genberg	550,000
Dr. Peter Elias	150,000

*
Includes 475,000 options granted to Ms. Francine Porter.

        Each of the new officers and directors is either a shareholder of Osmotics Corporation or holds an option to purchase shares of common stock of Osmotics Corporation. We have agreed to register with the Securities and Exchange Commission the shares of common stock held by Osmotics Corporation. Assuming that Osmotics Corporation distributes the shares of our common stock and warrants to be received by it as currently anticipated and options to purchase Osmotics Corporation stock were exercised, the new officers and directors would be entitled to receive the following number of shares of our common stock (including shares that are issuable upon exercise of warrants to purchase common stock):

Steven S. Porter*	1,194,122
Jeffrey Sperber	82,696
Carl Genberg	362,478
Dr. Peter Elias	27,565

*
Includes 597,061 shares allocated to Ms. Francine Porter.

        Mr. Porter continues to serve on Osmotics Corporation's board of directors. Mr. Porter's wife, Mrs. Francine Porter, serves as the Chief Executive Officer of Osmotics Corporation. In addition, Mr. Genberg continues to serve on Osmotics Corporation's board of directors.

        Ceragenix Corporation is a party to a Shared Services Agreement with Osmotics Corporation, under which we pay Osmotics Corporation $5,000 a month for the use of office space and certain administrative services. The Shared Services Agreement also permits Osmotics Corporation to utilize the services of our new officers, provided that we are compensated for their time.

        In May 2005, Ceragenix Corporation entered into an agreement with Osmotics Corporation for the services of an Osmotics Corporation employee who is assisting Ceragenix Corporation with public relations efforts. The agreement is for a period of 60 days and calls for a total payment of $5,000.

        Ceragenix Corporation is also a party to several agreements with Osmotics Corporation related to the intellectual property underlying Ceragenix Corporation's proposed products. Specifically, Ceragenix Corporation is a party to a Technology Transfer Agreement, a Sublicense Agreement and a Non-Compete Agreement which, together, resulted in the transfer and assignment to Ceragenix Corporation of Osmotics Corporation's intellectual property rights related to prescription applications of barrier repair technology licensed from the University of California as well as to remove Osmotics Corporation as a co-licensee under Osmotics Corporation's license agreement with Brigham Young University.

        Mr. Porter is a party to a Voting Agreement with us. Under the Voting Agreement, Mr. Porter has the right to vote all of the shares of our stock held by Osmotics Corporation, as directed by the Osmotics Corporation board of directors. The Voting Agreement will terminate once Osmotics Corporation distributes its shares of our common stock to its shareholders.

        Based on its ownership of approximately 90% of our issued and outstanding common stock, Osmotics Corporation may be deemed a "parent" as defined under the rules and regulations promulgated under the Securities Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of September 21, 2005 and as adjusted for the sale of options and warrants, the common stock ownership of (i) each person known by us to be the beneficial owner of five (5%) percent or more of our common stock, (ii) all directors individually, (iii) all officers individually, and (iv) all directors and officers as a group. Each person has sole voting and investment power with respect to the shares shown, except as noted.

	Shares Beneficially Owned(2)
Name & Address(1) of Beneficial Owner
	Number	Percent(3)
Steven S. Porter(4)	950,000	6.9
Jeff Sperber(5)	400,000	3.0
Dr. Peter Elias(6)	150,000	1.2
Carl Genberg(7)	550,000	4.1
Russell L. Allen	200	*
Michel Darnaud	—	—
Cheryl A. Hoffman-Bray	—	—
Philippe J.C. Gastone	—	—
Alberto J. Bautista	—	—
Osmotics Corporation(8) 1444 Wazee Street, Suite 210 Denver, Colorado 80202	13,248,929	89.7
Executive Officers and Directors as a Group(9)	2,050,200	13.9

*
Indicates less than 1%

(1)
Unless otherwise noted, the address of the beneficial owner is Ceragenix Pharmaceuticals, Inc. 1444 Wazee Street, Suite 210, Denver, Colorado 80202.

(2)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of our common stock subject to options and warrants currently exercisable within 60 days of September 21, 2005 are deemed outstanding for purposes of computing the percentage of the person or entity holding such securities but are not deemed outstanding for purposes of computing the percentage of any other person or entity. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3)
Percentage of beneficial ownership is based on 12,720,324 shares of outstanding common stock

(4)
Includes 475,000 shares that Mr. Porter is entitled to purchase through a currently exercisable option and 475,000 shares that his spouse, Mrs. Francine Porter, is entitled to purchase through a currently exercisable option.

(5)
Represents shares that Mr. Sperber is entitled to purchase through a currently exercisable option.

(6)
Represents shares that Dr. Elias is entitled to purchase through a currently exercisable option.

(7)
Represents shares that Mr. Genberg is entitled to purchase through a currently exercisable option.

(8)
Includes 1,057,161 shares that Osmotics Corporation is entitled to purchase through a warrant, which warrant is immediately exercisable. Includes 1,000,000 shares that are issuable to Osmotics Corporation upon conversion of our Series A Preferred Stock that was issued as part of the merger.

(9)
Represents shares that directors and officers are entitled to purchase through currently exercisable options.

SELLING SECURITYHOLDERS AND PLAN OF DISTRIBUTION

        The Selling Securityholders are offering to sell up to 4,417,000 shares of our common stock, 2,208,500 shares of which they may acquire by converting debentures and 2,208,500 shares of which they may acquire by exercising warrants. We are not registering the resale of the warrants. None of the Selling Securityholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, except as noted below.

        Ending in April 2005, we sold $2,208,500 in 6% convertible debentures in a private offering. Each holder of debentures has the option exercisable any time after the date of issuance to convert the entire outstanding balance of principal and accrued and unpaid interest due on the debentures into shares of the our common stock at any time at the conversion price of $1.00 per share. The entire outstanding balance of principal and accrued interest due on the debentures shall convert automatically into shares of our common stock at the conversion price in the event (i) there exists a public trading market for our common stock on the over-the-counter market, (ii) there is an effective registration statement registering for resale under the Securities Act the shares of our stock issuable upon conversion of the debentures, and (iii) the public trading closing price of our common stock on the over-the-counter market has been at least $2.00 per share for ten (10) or more consecutive trading days. The conversion price $1.00 per share is subject to adjustment under certain circumstances.

        For every $2.00 in principal amount of debenture, each Selling Securityholder also received: (i) one warrant exercisable for three years to purchase one additional share of our common stock at an exercise price of $2.00 per share and (ii) one warrant exercisable for three years to purchase an additional share of our common stock at an exercise price of $4.00 per share. Each warrant is exercisable at any time, and from time to time, beginning on the date of issuance and ending three years from the date of issuance. Until exercised, the warrants grant to the holders no rights as shareholders of our company. Any warrants that remain unexercised after the expiration date shall be null, void and of no further legal force or effect. Investors in the offering and holders of the warrants shall be under no obligation to exercise the warrants. We cannot predict how many, if any, warrants will be exercised.

        We shall have the right to redeem any or all outstanding and unexercised warrants at a redemption price of $.01 per share upon thirty (30) days written notice in the event (i) a registration statement registering for sale under the Securities Act the shares of our common stock issuable upon exercise of such warrants has been filed with the Securities and Exchange Commission and is in effect on the date of written notice and the redemption date contained therein, (ii) there has been maintained and continues to exist on the date of written notice a public trading market for the our common stock and such shares are listed for quotation on the Nasdaq Stock Market or OTC Electronic Bulletin Board, and (iii) the public trading closing price of the our common stock has equaled or exceeded 137.5% of the exercise price of such warrant for ten (10) or more consecutive trading days.

        On each occasion that we elect to exercise our rights of redemption, we must mail such written notice within ten (10) days following the satisfaction of all the foregoing conditions. The holders of the warrants called for redemption shall have the right to exercise the warrants evidenced thereby until the close of business on the date next preceding the date fixed for redemption. On or after the date fixed for redemption, the holder thereof shall have no rights with respect to such warrant except the right to receive the redemption price of $.01 per share.

        There is no assurance that the Selling Securityholders will sell the shares offered by this prospectus.

        The following table sets forth:

  •
  The name of the Selling Securityholders;

  •
  The number of shares of our common stock owned by the Selling Securityholders, including the number of shares that may be acquired upon conversion of debentures and the exercise of the warrants held by the Selling Securityholders;

  •
  The number of shares offered by this prospectus that may be sold from time to time by the Selling Securityholders;

  •
  The number of shares of our common stock that will be beneficially owned by the Selling Securityholders if all of the shares offered by the Selling Securityholders are sold;

  •
  The percentage of the total shares outstanding that will be owned by the Selling Securityholders at the completion of this offering, if the Selling Securityholders sell all of the shares included in this prospectus.

        Beneficial ownership is based on information provided to us, and the beneficial owner has no obligation to inform us of or otherwise report any changes in beneficial ownership. Except as indicated, and subject to community property laws when applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

	Shares Beneficially Owned Prior to the Offering(1)			Shares Offered	Shares Beneficially Owned After Offering(3)
Name of Beneficial Owner
	Number		Percent(2)(3)	Number	Number	Percent(2)
The Rockies Fund, Inc.	50,000		*	50,000	-0-	-0-
Steven M Bathgate IRA	100,000		*	100,000	-0-	-0-
Vicki D Barone	40,000		*	40,000	-0-	-0-
John R Overturf	100,000		*	100,000	-0-	-0-
Paul & Josefina Jennings	100,000		*	100,000	-0-	-0-
John R Overturf, Jr.	124,500		*	100,000	24,500	*
A Leonard Nacht	550,000	(5)	3.2	400,000	150,000	-0-
Rudolf E & Maria Fluck	20,000		*	20,000	-0-	-0-
Timothy C Taylor	120,000		*	120,000	-0-	-0-
Douglas H Kelsall IRA	40,000		*	40,000	-0-	-0-
The Bailey Family Trust	20,000		*	20,000	-0-	-0-
Underwood Family Partners	100,000		*	100,000	-0-	-0-
Crotalus, Inc.	100,000		*	100,000	-0-	-0-
Steven C Quoy	20,000		*	20,000	-0-	-0-
Calvin Schultz	20,000		*	20,000	-0-	-0-
Edward & Dorathy Lewis	460,000	(4)	2.7	310,000	150,000	*
Marshall Wengrow	30,000		*	30,000	-0-	-0-
Matthew & Paula Walter	20,000		*	20,000	-0-	-0-
Myrna & Alfred Shanfeld	20,000		*	20,000	-0-	-0-
Kajen Corp	100,000		*	100,000	-0-	-0-
4030192 Canada Inc	426,000		2.5	426,000	-0-	-0-
Herman Reich	30,000		*	30,000	-0-	-0-
John McLaren	40,000		*	40,000	-0-	-0-
1594662 Ontario Ltd	32,000		*	32,000	-0-	-0-
Dr Ken Greenwald	20,000		*	20,000	-0-	-0-
George Isaac	100,000		*	100,000	-0-	-0-
Anthony Heller	200,000		1.2	200,000	-0-	-0-
John McLaren	19,000		*	19,000	-0-	-0-
CIS	50,000		*	50,000	-0-	-0-

Phillip Heller	200,000	1.2	200,000	-0-	-0-
Robert Dohany	50,000	*	50,000	-0-	-0-
Gerald Greenwood	50,000	*	50,000	-0-	-0-
Sovereign Capital LLC	200,000	1.2	200,000	-0-	-0-
Michael Hamblett	120,000	*	120,000	-0-	-0-
Anthony J Spatacco Jr.	50,000	*	50,000	-0-	-0-
Michael Stern	100,000	*	100,000	-0-	-0-
St Marys Catholic Education Fdn	40,000	*	40,000	-0-	-0-
Rudolf E & Maria Fluck	50,000	*	50,000	-0-	-0-
George A Johnson IRA	50,000	*	50,000	-0-	-0-
Steven M Bathgate	100,000	*	100,000	-0-	-0-
Richard T Huebner	25,000	*	25,000	-0-	-0-
Robert A Melnick	20,000	*	20,000	-0-	-0-
John & Mary Kennedy	40,000	*	40,000	-0-	-0-
Kevin M Whatley SEP IRA	10,000	*	10,000	-0-	-0-
Richard F Cooper	25,000	*	25,000	-0-	-0-
Mitchell Feintuch	20,000	*	20,000	-0-	-0-
David J Stanford	60,000	*	60,000	-0-	-0-
Copper Stone Inc	40,000	*	40,000	-0-	-0-
Robert C Noble	50,000	*	50,000	-0-	-0-
1029310 Ontario Inc	50,000	*	50,000	-0-	-0-
Gerard Caviston	20,000	*	20,000	-0-	-0-
Gordon Gregoretti	20,000	*	20,000	-0-	-0-
Mike Florenc	50,000	*	50,000	-0-	-0-
Paul Issac	50,000	*	50,000	-0-	-0-
Robert W & Geraldine M Bell	200,000	1.2	200,000	-0-	-0-

*
Represents less than 1%

(1)
Assumes all principal underlying outstanding debentures are converted into common stock at a conversion price of $1.00 per share and all outstanding warrants are exercised, of which there can be no assurance.

(2)
Based on 17,137,324 shares outstanding, of which 4,417,000 shares represent the shares that would be issued if all of the convertible debentures were converted and all of the warrants exercised.

(3)
Assumes all conversion stock underlying the debentures and all warrant stock underlying the warrants are resold by the Selling Securityholder in this offering. Actual number of shares sold by each Selling Securityholder may vary.

(4)
Includes a currently exercisable option to purchase 150,000 shares of our common stock.

(5)
Includes a currently exercisable warrant to purchase 75,000 shares of our common stock.

        We have agreed to indemnify the Selling Securityholders against specified liabilities including liabilities under the Securities Act in connection with its offering. The Selling Securityholders have agreed to indemnify us and our directors and officers, as well as any persons controlling us, against certain liabilities, including liabilities under the Securities Act.

        We will pay all expenses to register the shares, except that the Selling Securityholders will pay any underwriting and brokerage discounts, fees and commissions, specified attorneys' fees and other expenses to the extent applicable to them.

        The Selling Securityholders may sell their shares of common stock either directly or through a broker-dealer or other agent at prices related to prevailing market prices, if a public trading market develops and exists, or negotiated prices, in one or more of the following kinds of transactions:

  •
  Transactions in the over-the-counter market;

  •
  A block trade in which a broker or dealer will attempt to sell shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  Purchases by a broker or dealer as principal and resale by a broker or dealer for its account;

  •
  Ordinary brokerage transactions and transactions in which a broker solicits a buyer; or

  •
  In privately negotiated transactions not involving a broker or dealer.

        Broker-dealers or agents may purchase shares directly from the Selling Securityholders or sell shares to someone else on behalf of the Selling Securityholders. Broker-dealers may charge commissions to both the Selling Securityholders selling common stock, and purchasers buying shares sold by the Selling Securityholders. If a broker buys shares directly from a Selling Securityholder, the broker may resell the shares through another broker, and the other broker may receive compensation from the Selling Securityholder for the resale.

        To the extent required by laws, regulations or agreements we have made, we will use our best efforts to file a prospectus supplement during the time the Selling Securityholders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares.

        In addition to any other applicable laws or regulations, Selling Securityholders must comply with regulations relating to distributions by Selling Securityholders, including Regulation M under the Securities Exchange Act of 1934, as amended. Regulation M prohibits Selling Securityholders from offering to purchase or purchasing our common stock at certain periods of time surrounding their sales of shares of our common stock under this prospectus.

        The Selling Securityholders may be deemed to be underwriters within the meaning of the Securities Act. If a Selling Securityholder is a broker-dealer or an affiliate of a broker-dealer, he will be an underwriter.

        Some states may require that registration, exemption from registration or notification requirements be met before the Selling Securityholders may sell their common stock. Some states may also require the Selling Securityholders to sell their common stock only through broker-dealers.

Relationships With Selling Securityholders

        Steven M. Bathgate is a principal of Bathgate Capital Partners. Bathgate Capital Partners provided investment banking advice in connection with the merger with Ceragenix Corporation. Bathgate Capital Partners received a warrant to purchase 300,000 shares of our common stock at an exercise price of $1.00 per share as compensation for its services.

        John R. Overturf, Jr. served as one of our directors until June of this year.

        John R. Overturf is the father of John R. Overturf, Jr.

        Edward Lewis served as a director of Ceragenix Corporation until the completion of the merger with us.

        Sovereign Capital LLC is partly controlled by Clifford Neuman. Mr. Neuman acts as legal counsel to our company.

        Vicki Barone served as one of our directors in May and June of this year. Vicki Barone is also a principal of Bathgate Capital Partners.

        Paul Jennings is the brother of Frank Jennings, who until recently served as one of our directors and as Chief Executive Officer and Chief Financial Officer.

USE OF PROCEEDS

        We will not receive any proceeds when Selling Securityholders sell shares of common stock under this prospectus. We may receive proceeds from the exercise of the warrants. If we receive proceeds from the exercise of warrants, it will be used for general working capital purposes.

DESCRIPTION OF SECURITIES

        We are currently authorized to issue up to 50,000,000 shares of $.0001 par value common stock and 5,000,000 shares of $.0001 par value Preferred Stock.

Common Stock

        Each holder of our common stock is entitled to one vote for each share held of record. Voting rights in the election of directors are not cumulative, and, therefore, the holders of more than 50% of our common stock could, if they chose to do so, elect all of the directors.

        The shares of common stock are not entitled to preemptive rights and are not subject to redemption or assessment. Subject to the preferences that may be granted to holders of Preferred Stock, each share of common stock is entitled to share ratably in distributions to stockholders and to receive ratably such dividends as we may declare. Upon our liquidation, dissolution or winding up, subject to prior liquidation or other preference rights of holders of Preferred Stock, if any, the holders of common stock are entitled to receive pro rata those assets which are legally available for distribution to stockholders. The issued and outstanding shares of common stock are validly issued, fully paid, and nonassessable.

Preferred Stock

        Our articles of incorporation authorize issuance of a maximum of 5,000,000 preferred shares. The articles of incorporation give the board of directors the authority to divide the class of preferred shares into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the laws of the State of Delaware and those articles of incorporation in respect of, among other things, the number of preferred shares to constitute such series, and the distinctive designations thereof, the rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue; whether preferred shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption; the liquidation preferences payable on preferred shares in the event of involuntary or voluntary liquidation; sinking fund or other provisions, if any, for redemption or purchase of preferred shares; the terms and conditions by which preferred shares may be converted, if the preferred shares of any series are issued with the privilege of conversion; and voting rights, if any.

        Our Preferred Stock consists of one million (1,000,000) shares of Series A Convertible Preferred Stock having a stated value of $4.00 per share. Our Series A Convertible Preferred Stock has the following rights and preferences:

  Voting Rights:    None, except as provided by law.

  Dividend:    The Series A Convertible Preferred Stock shall accrue a dividend at the rate of six percent (6%) per annum on the stated value thereof, payable annually. The first annual dividend shall be paid in cash at such time as we complete a financing of equity securities realizing gross proceeds of at least $5 million. The first dividend payment shall be in an amount equal to the sum of (i) all dividends accrued and unpaid to the date of payment, plus (ii) a dividend prepayment in an amount equal to all dividends that shall accrue during the 12-month period following the date of payment. Accrued interest on all subsequent dividend dates shall be payable either in cash or in shares of our common stock, valued at current market price, at our option.

  Redemption Right:    None.

  Conversion:    Each share of the Series A Convertible Preferred Stock is convertible into one share of our common stock, subject to adjustment under certain circumstances, at the option of the holder. In addition, all of the Series A Convertible Preferred Stock will automatically convert into our common stock three years after the date of issuance.

  Liquidation Preference.    $4.00 per share.

Warrants

        The Selling Securityholders have been granted warrants exercisable to purchase up to 2,208,500 shares of our common stock at exercise prices of $2.00 and $4.00 per share. The warrants are subject to redemption at a redemption price of $0.01 per share, if after the effectiveness of the registration statement covering this prospectus, the closing bid price of our common stock exceeds the exercise price for at least 10 consecutive trading days. The warrants contain provisions that prohibit the Selling Securityholder from exercising the warrants, if such exercise would result in the Selling Securityholder owning more than 4.99% of our outstanding stock at the time of exercise. Each warrant is exercisable for a period equal to 3 years from the date it was issued. The exercise price, number and kind of common shares to be received upon exercise of the warrants are subject to adjustment upon the occurrence of events such as stock splits, stock dividends or recapitalizations. In the event of our liquidation, dissolution or winding up, holders of either the warrants will not be entitled to participate in the distribution of our assets. In addition, holders of the warrants have no voting, preemptive, liquidation or other rights of shareholders, and no dividends will be declared on the warrants or the shares underlying the warrants.

Stock Options

        As of September 1, 2005, we had outstanding options to purchase 3,288,750 shares of our common stock at a weighted average exercise price of $1.49 per share. 2,714,750 of the options are fully vested and all are exercisable for ten years.

Convertible Debentures

        The selling security holders have purchased convertible debentures. The principal amount of the debentures outstanding from time to time accrue interest at the rate of 6% per annum. The debentures are repayable, principal and interest, on December 31, 2005. The debentures contain a provision that prohibits the selling security holder form converting the debenture if such conversion would result in the holder owning more than 4.99% of our outstanding common stock at the time of such conversion. Our obligation to repay the debentures is unsecured. Holders of the debentures have no voting, preemptive, or other rights of shareholders.

Anti-takeover Effects of Certain Provisions of Our Certificate of Incorporation and Delaware Law

        We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the "business combination" or the transaction in which the person became an "interested stockholder" is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of the corporation's voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Transfer Agent

        The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc., Denver, Colorado.

Indemnification

        Our certificate of incorporation provides that we shall indemnify, to the fullest extent permitted by the laws of Delaware, any director, officer, employee or agent of us made or threatened to be made a party to a proceeding, by reason of the former or present official of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain standards are met. At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Legal Matters

        The law firm of Clifford L. Neuman, P.C. represents us as legal counsel. Mr. Neuman beneficially owns 75,500 shares of our common stock and is the beneficial owner, within the meaning of Rule 13d-3 under the Exchange Act, of convertible promissory notes and warrants that are convertible into or exercisable to purchase an additional 250,000 shares of common stock, subject to limitations with respect to aggregate beneficial ownership at any given time.

Experts

        The audited financial statements of Ceragenix Corporation (f/k/a Osmotics Pharma, Inc.), included herein and elsewhere in the Registration Statement have been audited by GHP Horwath, P.C., an independent registered public accounting firm, for the periods and to the extent set forth in their report (which describes an uncertainty as to Osmotics Pharma, Inc.'s ability to continue as a going concern) appearing herein and elsewhere in the Registration Statement. Such financial statements have been included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find Additional Information

        We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any document we file at the Commission's Public Reference Rooms in Washington, D.C. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. You can also obtain copies of our Commission filings by going to the Commission's website at http://www.sec.gov.

        The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this memorandum-proxy statement, and later information that we file with the Commission will automatically update and supersede this information.

        We have filed with the Securities and Exchange Commission ("SEC"), 450 Fifth Street N.W., Washington, D.C. 20549, a registration statement on Form SB-2 under the Securities Act with respect to the securities offered. As permitted by SEC rules, this prospectus does not contain all of the information set forth in the registration statement. For further information concerning us and the securities offered, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

        Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. In each instance where a copy of that contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement is qualified in all respects by reference to that exhibit. The registration statement, including its exhibits and schedules, may be inspected without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W., Room 1024 in Washington, D.C. 20549, Copies of all or any part of those documents may be obtained from the SEC's Public Reference Section at 450 Fifth Street NW, Washington, D.C. 20549 at the SEC's prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC's public reference rooms. The SEC maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding companies that file electronically with the SEC, including us.

        You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.

        Until                        , 2005 (25 days after the date of this prospectus), all dealers effecting transactions in the shares offered by this prospectus whether or not participating in the offering may be required to deliver a copy of this prospectus. Dealers may also be required to deliver a copy of this prospectus when acting as underwriters and for their unsold allotments or subscriptions.

Index to Financial Statements

Page
Ceragenix Pharmaceuticals, Inc. Financial Statements	F-2 - F-31
Pro Forma Condensed Consolidated Financial Information	F-32 - F-37

 CERAGENIX PHARMACEUTICALS, INC.
(A development stage enterprise)

FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2005 AND JUNE 30, 2004 AND
INCEPTION THROUGH JUNE 30, 2005
(UNAUDITED)

AND

YEARS ENDED DECEMBER 31, 2004 AND DECEMBER 31, 2003
AND INCEPTION THROUGH DECEMBER 31, 2004

CONTENTS

 CERAGENIX PHARMACEUTICALS, INC.

(a development stage enterprise)

CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2005

(unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$526,512
Prepaid expenses and deposits	315,408
Debt placement costs, net	329,580
Assets of business held for sale	2,149,196

Total current assets	3,320,696
Property and equipment, net	4,364
Licensed technology costs, net	189,822

Total assets	$3,514,882

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
LIABILITIES:
Current liabilities:
Accounts payable and accrued liabilities	$559,398
Promissory note—Osmotics, net of discount	351,170
Licensed technology obligation	246,766
Convertible debentures, net of discount of $1,328,565	879,935
Liabilities of business held for sale	2,149,196

Total current liabilities	4,186,465

STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock, no par value, 5,000,000 shares authorized; 1,000,000 shares issued and outstanding; $4,000,000 liquidation preference; net of discount of $4,000,000	—
Common stock, $.0001 par value; 50,000,000 shares authorized; 12,448,619 shares issued and outstanding	1,245
Additional paid-in capital	9,864,313
Deferred compensation	(48,882)
Deficit accumulated during the development stage	(10,488,259)

Total stockholders' deficit	(671,583)

Total liabilities and stockholders' deficit	$3,514,882

The accompanying notes are an integral part of these financial statements.

 CERAGENIX PHARMACEUTICALS, INC.

(a development stage enterprise)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Cumulative From Inception (February 20, 2002)
	2005	2004	2005	2004
REVENUE:	$—	$—	$—	$—	$—

OPERATING EXPENSES:
Licensing fees	42,449	74,830	72,402	81,079	269,632
Testing and development	28,799	—	33,499	1,000	135,099
General and administrative	525,598	132,338	727,649	225,169	1,605,922
Depreciation	125	—	125	—	125

	596,971	207,168	833,675	307,248	2,010,778

Loss from operations	(596,971)	(207,168)	(833,675)	(307,248)	(2,010,778)

OTHER EXPENSE:
Interest	(640,727)	(4,555)	(676,661)	(4,555)	(694,883)

LOSS BEFORE DISCONTINUED OPERATIONS:	(1,237,698)	(211,723)	(1,510,336)	(311,803)	(2,705,661)

Discontinued operations, net of tax of $0	(7,677,437)	—	(7,677,437)	—	(7,677,437)

NET LOSS	(8,915,135)	(211,723)	(9,187,773)	(311,803)	(10,383,098)

PREFERRED STOCK DIVIDENDS	(60,000)	—	(105,161)	—	(105,161)

LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(8,975,135)	$(211,723)	$(9,292,934)	$(311,803)	$(10,488,259)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	11,901,686	11,427,961	11,666,132	11,427,961

Diluted	11,901,686	11,427,961	11,666,132	11,427,961

LOSS ATTRIBUTABLE TO COMMON PER SHARE:
Basic	$(.75)	$(0.02)	$(.80)	$(0.03)

Diluted	$(.75)	$(0.02)	$(.80)	$(0.03)

The accompanying notes are an integral part of these financial statements.

 CERAGENIX PHARMACEUTICALS, INC.
(a development stage enterprise)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004
AND FOR THE PERIOD FROM FEBRUARY 20, 2002 (INCEPTION)
THROUGH JUNE 30, 2005

(unaudited)

	2005	2004	Cumulative From Inception (February 20, 2002)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,187,773)	$(311,803)	$(10,383,098)

Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of licensed technology costs	10,735	—	25,060
Impairment loss on goodwill	7,732,968	—	7,732,968
Amortization of convertible debenture discount	459,522		459,522
Amortization of debt placement costs	109,860		109,860
Noncash stock compensation expense	187,500	—	187,500
Depreciation and amortization of deferred compensation	398	—	398
Imputed interest expense	73,667	—	91,889
Increase in prepaid expenses and deposits	(127,783)	—	(144,408)
Increase in accounts payable and accrued liabilities	124,809	—	223,496

Net cash used in operating activities of continuing operations	(616,097)	(311,803)	(1,696,813)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash acquired in merger	1,148,091	—	1,148,091
Capitalized merger costs	(72,760)	—	(72,760)
Purchase of property and equipment	(4,489)	—	(4,489)

Net cash provided by investing activities of continuing operations	1,070,842	—	1,070,842

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings from Onsource prior to merger	925,000	—	925,000
Payments under Promissory Note—Osmotics	(788,830)	—	(788,830)
Borrowings under insurance financing agreement	66,379	—	66,379
Payments under insurance financing agreement	(6,638)	—	(6,638)
Advances from Osmotics	49,000	311,803	2,586,369
Advances to Osmotics	(49,000)	—	(1,806,924)
Net proceeds from the sale of common stock	—	—	301,471

Net cash provided by financing activities of continuing operations	195,911	311,803	1,276,827

Cash flows from discontinued operations	(124,344)	—	(124,344)

Net increase in cash	526,312	—	526,512

Cash and cash equivalents at the beginning of period	200	2,004	—

Cash and cash equivalents at the end of period	$526,512	$2,004	$526,512

The accompanying notes are an integral part of these financial statements.

 CERAGENIX PHARMACEUTICALS, INC.
(a development stage enterprise)

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

FOR THE SIX MONTHS ENDED JUNE 30, 2005
(unaudited)

							Deficit Accumulated During the Development Stage
	Preferred Stock		Common Stock
						Deferred Compensation
	Shares	Amount	Shares	Amount	APIC			Total
BALANCES, January 1, 2005 (Note 7)	—	$—	11,427,961	$1,143	$300,328	$—	$(1,195,325)	$(893,854)
Issuance of Preferred Stock to Osmotics	1,000,000	4,000,000	—	—	—	—	—	4,000,000
Discount on Preferred Stock issued to Osmotics	—	(4,000,000)	—	—	—	—	—	(4,000,000)
Issuance of Note Payable to Osmotics	—	—	—	—	(300,555)	—	—	(300,555)
Issuance of common stock for services	—	—	50,000	5	187,495	—	—	187,500
Compensation expense on stock option grant	—	—	—	—	49,155	(49,155)	—	—
Amortization of deferred compensation	—	—	—	—	—	273	—	273
Business acquisition (Note 1)	—	—	970,658	97	9,627,890	—	—	9,627,987
Loss attributable to common shareholders	—	—	—	—	—	—	(9,292,934)	(9,292,934)

BALANCES, June 30, 2005	1,000,000	$—	12,448,619	$1,245	$9,864,313	$(48,882)	$(10,488,259)	$(671,583)

The accompanying notes are an integral part of these financial statements.

 CERAGENIX PHARMACEUTICALS, INC.
(a development stage enterprise)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2005

(1)   BUSINESS AND OVERVIEW

        Ceragenix Pharmaceuticals, Inc., formerly OnSource Corporation, (the "Company") is an emerging biopharmaceutical company focused on dermatology and infectious disease. On May 10, 2005, the Company merged with Ceragenix Corporation (formerly know as Osmotics Pharma, Inc.) a privately held specialty pharmaceutical company, whereby the Company acquired 100% of the outstanding stock of Ceragenix Corporation (the "Merger"). As consideration for the Merger, the Company issued to the shareholders of Ceragenix Corporation 11,427,961 shares of common stock, 1,000,000 shares of Series A Preferred Stock, warrants to acquire 1,079,472 shares of common stock at $2.18 per share and options to acquire 2,714,750 shares of common stock at $1.00 per share. The common shares issued represented approximately 92% of the Company's issued and outstanding common stock on the date of the Merger. Osmotics Corporation ("Osmotics"), a privately held cosmeceutical company, owned approximately 98% of Ceragenix Corporation's common stock and, accordingly, is now the Company's largest shareholder. Additionally, the officers of Ceragenix Corporation became the officers of the Company. As a result of this change in control, the Merger was accounted for as a reverse acquisition. For accounting purposes, the acquisition has been treated as an acquisition of OnSource Corporation ("OnSource") by Ceragenix Corporation (the accounting acquirer) and a recapitalization of Ceragenix Corporation. The historical financial statements prior to May 2005 are those of Ceragenix Corporation. Further, the Company changed its fiscal yearend from June 30 to December 31 to conform with Ceragenix Corporation's yearend. For financial reporting purposes, the Company has used May 1, 2005 as the effective date of the Merger.

        Since its inception in February 2002, Ceragenix Corporation's principal activities to date have involved raising capital, identifying and licensing technology, researching applications for the licensed technology, and testing the licensed technology. For accounting purposes, the Company is classified as a development stage company in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." Until the time of the Merger, OnSource had been in the gaming business, primarily focused on the sale of bingo supplies in Alaska. In June 2005, the Company determined to sell this business (Note 3).

        The acquisition cost was measured at the fair value of OnSource and consisted of the following:

Fair value of OnSource's outstanding common stock	$883,299	(1)
Fair value of OnSource's outstanding warrants	8,744,688	(2)

Fair value of OnSource's equity instruments	9,627,987
Transaction costs incurred	72,760

Total acquisition cost	$9,700,747

(1)
To calculate the fair market value, the Company multiplied the number of outstanding shares prior to consummating the Merger of 970,658 by the closing price of the Company's common stock the day prior to the public announcement of the letter of intent between the Company and Ceragenix Corporation ($0.91).

(2)
The warrants were recorded at fair value using the Black Scholes pricing model.

        In accordance with SFAS No. 141, "Business Combinations", the Company recorded the assets and liabilities of OnSource at their estimated fair market values with the excess of purchase price over the fair market value of OnSource's net assets recorded as goodwill. The purchase price of $9,700,747 was allocated as follows:

Cash	$1,148,091
Receivable from Ceragenix Corporation	925,000
Other current assets	979,327
Furniture, fixtures and equipment	89,038
Current liabilities	(1,171,850)
Long-term liabilities	(1,478,618)
Goodwill	9,209,759

$9,700,747

GOING CONCERN AND BASIS OF PRESENTATION

Going Concern and Management's Plans

        The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. Since its inception in February 2002, Ceragenix Corporation has not generated revenue and has incurred net losses. Accordingly, it has not generated cash flow from operations and has primarily relied upon advances from Osmotics to fund its operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

        As of June 30, 2005, the Company had cash and cash equivalents of $526,512 which were primarily generated from the sale of convertible debentures (the "Debentures") in which the Company received gross proceeds of $2,208,500. The Debenture proceeds are to be used to fund the Company's pharmaceutical operations. While the Company plans to raise additional capital through the sale of common stock, preferred stock, or convertible debt securities and/or through the exercise of currently outstanding common stock purchase warrants, there is no assurance that they will be successful in these efforts.

        Subsequent to June 30, 2005, the Company sold 75,000 shares of common stock and warrants to acquire an additional 75,000 shares of common stock for $2.00 per share for $150,000. Management believes that existing cash on hand and the proceeds from the sale of stock will allow the Company to fund its activities through at least October 2005.

        The condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts or classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Basis of Presentation

        The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Ceragenix Corporation, Global Alaska Industries, Inc. ("GAI"), and Alaska Bingo Supply, Inc. ("ABSI"). All inter-company accounts and transactions have been eliminated in consolidation. As noted above, in June 2005, the Company's Board of Directors authorized management to sell the assets of GAI and ABSI (collectively the "Bingo Business"). See further discussion in Note 3.

        The accompanying condensed consolidated financial statements have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. The condensed consolidated financial statements reflect all adjustments (consisting of only normal recurring entries) which, in the opinion of management, are necessary to present fairly the financial position at June 30, 2005, and the results of operations and cash flows of the Company for the three and six months ended June 30, 2005 and 2004. Operating results for the three and six months ended June 30, 2005 are not necessarily indicative of the results that may be expected for the year ended December 31, 2005.

        The unaudited condensed financial statements should be read in conjunction with the Ceragenix Corporation financial statements and footnotes thereto for the year ended December 31, 2004 which were included in the Company's SB-2 filed on June 20, 2005 and the most recent annual report and quarterly report of OnSource.

Allocation of Prior Period Expenses

        Prior to the Merger, Ceragenix Corporation was a subsidiary of Osmotics. During 2004, many operating expenses of Ceragenix Corporation were incurred and paid by Osmotics. In accordance with Staff Accounting Bulletin 55, these financial statements reflect all of the costs associated with the operations of Ceragenix Corporation. While certain costs incurred by Osmotics are directly attributable to Ceragenix Corporation, other costs were shared between the two organizations. In situations where the costs were shared, expense has been allocated between Osmotics and Ceragenix Corporation. Set forth below are the categories of shared expenses that management allocated along with the methodologies used by management in preparing the allocations. Management believes that the methodologies used are reasonable.

Expense Category	Allocation Methodology
Salaries, taxes and benefits	Estimated time spent on Ceragenix Corporation activities
Rent and occupancy	Number of employees and space used
UC Agreement (Note 10)	50% of the related costs
Other general and administrative	Fixed charge per month or percentage of salary allocation

        For the six months ended June 30, 2005, Ceragenix Corporation directly paid all expenses associated with its operations.

(3)   ASSETS HELD FOR SALE

        On June 23, 2005, the Company's Board of Directors authorized management to sell the assets of the Bingo Business. The Board concluded that operating two unrelated businesses was confusing to shareholders, analysts and potential investors and such confusion was detrimental to the Company's ability to raise additional capital, create an active trading market for its common stock and increasing shareholder value. The Board determined that the future prospects of the pharmaceutical business represented a better opportunity than those of the Bingo Business. The major categories of assets and liabilities reflected as "Held for Sale" on the accompanying condensed consolidated balanced sheet are as follows.

Current assets:
Cash	$46,050
Trade receivables, net	294,889
Inventory, net	230,339
Other	9,821
Furniture, fixtures and equipment	91,306
Goodwill	1,476,791

$2,149,196

Current liabilities:
Accounts payable and accrued liabilities	$370,891
Payable to affiliates	208,038
Long-term debt	1,570,267

$2,149,196

        The operating results of the Bingo Business, which are reflected as "Discontinued Operations" on the accompanying condensed consolidated statements of operations, were as follows for the period from May 1, 2005 (the effective date of the Merger) through June 30, 2005:

Revenue	$393,229
Cost of revenue	(218,141)
Operating expenses	(137,863)
Other, net	18,306
Impairment loss on goodwill	(7,732,968)

Income before taxes	$(7,677,437)

        Management believes that the Bingo Business assets will be sold within 12 months. Management has initiated the process of engaging an advisor to assist it in selling the Bingo Business assets. The long-term debt consists of a promissory note with an outstanding balance of $1,570,267 at June 30, 2005. The promissory note requires monthly principal and interest payments of $20,000 with the remaining outstanding balance due in September 2007 and is collateralized by all of the assets of the Bingo Business. The Company will seek either to sell the assets of the Bingo Business for an amount of cash that will be sufficient to satisfy all of the liabilities of the Bingo Business or have all liabilities of the Bingo Business assumed by the purchaser as part of the transaction. Management does not intend for any liabilities of the Bingo Business to burden the ongoing operations of its pharmaceutical business. Management further believes that the Bingo Business will be able to generate sufficient cash flow to fund its operations until such time that a sale can be consummated. Depending upon the circumstances, the sale of the Bingo Business may have to be approved by a majority of the Company's shareholders. Management believes that the costs associated with the sale of the Bingo Business will be nominal.

        Subsequent to June 30, 2005, we entered into a definitive agreement to sell our ownership in the Bingo Business to Trans Alaska Holdings, Inc. ("Trans Alaska"), an unaffiliated third party. As a result of the agreement, Trans Alaska will acquire all of the assets and assume all of the liabilities of the Bingo Business. The transaction has been approved by our majority shareholder, and the only remaining condition to closing is the distribution of an Information Statement to our shareholders. We expect to close on the sale sometime during the fourth quarter of 2005. We do not expect to record a material gain or loss on the transaction.

(4)   LICENSED TECHNOLOGY COSTS

        Under the terms of a license agreement with Brigham Young University (the "BYU License") (see Note 10), the Company is obligated to reimburse BYU for all fees and costs relating to the filing, prosecution, perfection and maintenance of the underlying patent rights that had accrued through the date of the BYU License (the "Accrued BYU Costs"). Payment is due within 60 days from the Company receiving proceeds under a sublicense agreement but in no event later than May 1, 2006. The Accrued BYU Costs totaled $269,548. The Company has reflected this obligation on the accompanying condensed consolidated balance sheet as a current liability called Licensed Technology Obligation and recorded a corresponding long-term asset called Licensed Technology Costs.

        As the Accrued BYU Costs represent an obligation originally payable in a period greater than one year, and does not bear interest, the Company has discounted the obligation to its net present value. Management determined a discount rate of 12% to be a reasonable cost of capital for the Company. As a result, the Company recorded the obligation at $214,882. The Licensed Technology Costs are being amortized over the estimated useful life of ten years. The accompanying condensed consolidated statements of operations reflect amortization expense of $5,370 and $10,740 for the three and six months ended June 30, 2005, which is included in Licensing Fees, and imputed interest expense of $6,833 and $13,667 for the same three-and six-month periods related to this agreement.

(5)   PROMISSORY NOTE—OSMOTICS

        In January 2005, the Company issued to Osmotics a promissory note (the "Promissory Note"). The Promissory Note has a face amount of $1.2 million, is unsecured, does not bear interest and is payable in monthly installments of $120,000 to $150,000 with the actual amount to be determined by the management of the Company. The Promissory Note is payable in full no later than December 31, 2005. As the Promissory Note does not bear interest, the Company recorded the Promissory Note at a discount, using a discount rate of 12% which management believes to be a reasonable cost of capital for the Company. Accordingly, the Company recorded a discount of $120,000 which is being amortized on a straight-line basis over a 10-month period. Interest expense associated with the Promissory Note of $36,000 and $60,000 is reflected in the accompanying condensed consolidated statements of operations for the three and six months ended June 30, 2005, respectively. As of June 30, 2005, the outstanding balances associated with the Promissory Note were as follows:

Principal	$411,170
Unamortized discount	(60,000)

$351,170

        The Promissory Note was issued as consideration for an agreement to transfer certain licensed technology rights (the "Technology Transfer Agreement") as well as for repayment of $779,445 in advances previously made by Osmotics to Ceragenix Corporation. As the Technology Transfer Agreement represents a transaction between entities under common control, the Company recorded the licensed technology at $0 which was Osmotics' historical carrying value of the technology. The Company has recorded the difference between the discounted value of the Promissory Note and the outstanding advance balance as a reduction to additional paid in capital.

(6)   CONVERTIBLE DEBENTURES

        In order to fund the activities of the pharmaceutical business, the Company completed the sale of the Debentures receiving gross proceeds of $2,208,500. The offering was completed on April 15, 2005. Each Debenture accrues interest at the rate of 6% per annum and is due and payable in full, principal and interest, on December 31, 2005 (the "Maturity Date"). The Debentures are convertible into shares of the Company's common stock at a conversion price of $1.00 per share. The Debentures are mandatorily convertible in the event that a registration statement underlying the common shares is declared effective by the Securities and Exchange Commission and the closing price of the common stock has exceeded $2.00 per share for 10 consecutive trading days.

        In addition, for every $2.00 in Debentures sold in the offering, each investor received one warrant exercisable for three years to purchase one additional share of common stock at a purchase price of $2.00 per share and an additional warrant exercisable for three years to purchase one additional share of common stock at a purchase price of $4.00 per share (the "Debenture Warrants"). The Debenture Warrants are redeemable by the Company for $.01 per warrant in the event that a registration statement underlying the common shares is declared effective by the Securities and Exchange Commission and the closing price of the common stock has exceeded 137.5% of the exercise price of the warrant for 10 consecutive trading days.

        In accordance with Emerging Issues Task Force ("EITF") No. 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios ("EITF 98-5"), and EITF No. 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments" ("EITF 00-27"), the Company is required to recognize the value of conversion rights attached to the Debentures. These rights give the holders the ability to convert the Debentures into shares of common stock at a price per share of $1.00 per share which was less than the trading price to the public on the dates the Debentures were purchased (such prices ranged from $2.26 to $3.80 per share). For accounting purposes, the Company allocated $906,466 to the value of the Debenture Warrants and $1,302,034 to the value of the beneficial conversion features of the Debentures based on their relative fair values. The Debenture Warrants were valued using the Black-Scholes option pricing model while the beneficial conversion feature was calculated based on the intrinsic value. The total allocation of $2,208,500 was recorded as a debt discount. In connection with the Merger, the Company determined that the debt discount was stated at fair market value and accordingly, recorded the unamortized discount as part of the purchase price allocation. The debt discount is being amortized as interest expense over the life of the Debentures. For the three and six months ended June 30, 2005, the Company recorded $459,522 of amortization expense related to the Debentures which represents amortization from May 1, 2005 through June 30, 2005.

        In connection with the sale of the Debentures, the Company paid fees to persons who served as placement agents consisting of a cash fee of 10% of the aggregate amount of Debentures sold by such placement agent, and warrants exercisable to purchase 10% of the number of shares of common stock underlying the Debentures sold by them (the "Placement Warrants"). The Placement Warrants are exercisable for three years and entitle the holder to purchase shares of common stock at an exercise price of $1.20 per share. The Company paid to placement agents an aggregate of $134,350 in cash commissions and issued an aggregate of 134,500 Placement Warrants.

        The Placement Warrants were valued by the Company using the Black-Scholes option pricing model resulting in a valuation of $464,851 and were recorded as a debt offering cost. The cash commissions were also recorded as debt offering costs. The debt offering costs are included in other current assets on the accompanying condensed consolidated balance sheet and are being amortized over the remaining life of the Debentures. For the three and six months ended June 30, 2005, the Company recorded $109,860 of amortization expense which represents amortization from May 1, 2005 through June 30, 2005. The amortization is reflected as interest expense on the accompanying condensed consolidated statements of operations.

(7)   STOCKHOLDERS' EQUITY

Preferred Stock

        The Company's articles of incorporation authorizes the Board of Directors to issue up to 5.0 million shares of Preferred Stock and allows the Board to determine preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications, and other terms and conditions.

        As described in Note 1 above, in connection with the Merger, the Board of Directors authorized the issuance of 1.0 million shares of Series A Preferred Stock (the "Preferred Stock") to Osmotics. The issuance of the Preferred Stock was in exchange for identical shares of preferred stock issued by Ceragenix Corporation to Osmotics in January 2005. The Preferred Stock has a stated value of $4.00 per share and accrues dividends at a rate of 6% per annum. The Preferred Stock is convertible into 1.0 million shares of the Company's common stock at the option of the holder subject to certain conditions. The dividends are payable on each one year anniversary date from the date of grant, however, the first dividend payment is to be declared on April 30, 2005 and paid upon the Company raising at least $5.0 million in gross equity proceeds (the "First Dividend"). The First Dividend is payable in cash while all subsequent dividends are payable in either cash or stock. For the three and six months ended June 30, 2005, the Company recorded $60,000 and $105,161, respectively, of accrued preferred stock dividends.

        The original issuance of preferred stock by Ceragenix Corporation to Osmotics was consideration for the Technology Transfer Agreement. As noted above, the Technology Transfer Agreement was a transaction between entities under common control, and accordingly, Ceragenix Corporation recorded the technology at $0 which was Osmotics' historical carrying value. In connection with the Merger recapitalization, the Company utilized Ceragenix Corporation's historical carrying value of the preferred stock. As a result, the Company recorded a discount on the issuance of the Preferred Stock of $4,000,000.

Common Stock

        In April 2005, Ceragenix Corporation entered into an agreement with an investor relations firm (the "IR Firm") whereby the IR Firm could earn up to 200,000 shares of the Company's common stock for rendering services over a 12-month period. The Company terminated this agreement effective June 30, 2005. In accordance with the agreement, the Company issued 50,000 shares of common stock to the IR Firm which is reflected as selling, general and administrative expense for the three months ended June 30, 2005. The Company valued these shares at $187,500 which represents the number of shares issued multiplied by the closing price of the Company's common stock on the date of the agreement ($3.75).

        In June 2005, the Company entered into an agreement with another investor relations firm to provide certain services over a six-month period. Under the terms of this agreement, the Company is obligated to issue 50,000 shares of common stock as consideration for the services. The Company valued these shares at $171,000 which represents the closing price of the Company's common stock on the date of the agreement ($3.42) multiplied by the number of shares to be issued. The Company has not issued these shares and has recorded the transaction as a prepaid expense and accrued liability. The prepaid expense will be amortized to selling, general and administrative expense over the life of the agreement. During the three months ended June 30, 2005, the Company amortized $7,600 related to this agreement.

Stock Options

        In connection with the Merger, the Company issued options to acquire 2,714,750 shares of common stock at $1.00 per share to the Ceragenix Corporation option holders who held identical options in Ceragenix Corporation. The $1.00 exercise price was the fair market value of the Ceragenix Corporation common shares on the date of grant. Additionally, in June 2005, the Company issued options to new outside directors and a new officer of the Company to acquire 544,000 shares of common stock at $3.80 per share which was the fair market value on the date of grant. Furthermore, in June 2005, the Company issued options to a scientific advisory board member to acquire 15,000 shares of common stock at $4.00 per share which exceeded the fair market value on the date of grant. The Company valued this grant at $49,155 using the Black-Scholes pricing model. The Company recorded the transaction as Deferred Compensation with an offset to Common Stock and Additional Paid in Capital. The Deferred Compensation will be amortized to Selling, General and Administrative expense over the three year vesting period of the options. For the three months ended June 30, 2005, the Company amortized $273 of Deferred Compensation. A summary of stock option activity is as follows for the six months ended June 30, 2005:

Balance, January 1, 2005	—
Granted in Merger	3,273,750

Balance, June 30, 2005	3,273,750

        The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations in accounting for its employee stock options including SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosures". Under APB 25, because the exercise price of the Company's employee stock options is equal to the market price of the underlying stock on the grant date, no compensation expense is recognized. SFAS No. 123, "Accounting and Disclosure of Stock-Based Compensation" ("SFAS 123"), establishes an alternative method of expense recognition for stock-based compensation awards to employees based on fair values. The Company elected not to adopt SFAS 123.

        Pro forma information regarding net loss and loss per share is required by SFAS 123 and has been calculated as if the Company had accounted for its employee stock options under the fair value method of SFAS 123. The fair value for these options was estimated as of the grant date using the Black-Scholes option-pricing model with the following assumptions:

Volatility	166%
Dividend yield	0%
Risk-free interest rate	2.1%
Expected life (years)	4.8

        The following table illustrates the effect on loss attributable to common shareholders and loss per share if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation:

Loss attributable to common stockholders	$(9,292,934)
Deduct: Fair value of stock-based employee compensation awards	(2,340,984)
Pro forma loss attributable to common stockholders	(11,633,918)
Basic and diluted loss per share-as reported	$(0.80)
Basic and diluted loss per share-pro forma	$(1.00)

(8)   IMPAIRMENT OF GOODWILL

        As a result of the purchase accounting entries recorded in connection with the Merger, the Company recorded goodwill of $9,209,759 which represents the excess of purchase price over the fair market value of the net assets of the Bingo Business. The Company accounts for Goodwill in accordance with SFAS No. 142 "Goodwill and Other Intangible Assets" ("SFAS No. 142"). SFAS No. 142 states that goodwill shall not be amortized but rather tested for impairment, at least annually, using a fair value approach. An impairment occurs when the carrying amount of goodwill exceeds its estimated fair value. Fair value can be determined based on discounted cash flows, comparable sales or valuations of other similar businesses.

        Management has determined that the carrying value of the goodwill resulting from the Merger is in excess of the fair value of the Bingo Business. Management reached this conclusion based on the current and anticipated undiscounted future cash flows of the Bingo Business. Management has estimated the fair value of the Bingo Business at June 30, 2005 to be approximately equal to the net liabilities (liabilities less assets) of the business. Accordingly, the Company recorded an impairment loss of $7,732,968 to reduce goodwill to its estimated fair value at that date which is included in discontinued operations on the accompanying condensed consolidated statements of operations.

(9)   EARNINGS (LOSS) PER SHARE

        Earnings (loss) per share are calculated in accordance with the provisions of SFAS No. 128 "Earnings Per Share" ("SFAS No. 128"). Under SFAS No. 128, basis earnings (loss) per share are computed by dividing the Company's income (loss) attributable to common shareholders by the weighted average number of common shares outstanding. The impact of any potentially dilutive securities is excluded. Diluted earnings per share are computed by dividing the Company's income (loss) attributable to common shareholders by the weighted average number of common shares and dilutive potential common shares outstanding during the period. For the three and six months ended June 30, 2005, the basic and diluted loss per share are the same as the impact of potential dilutive common shares is anti-dilutive. The historic stockholders' equity and weighted average number of shares of the Company have been restated for all periods presented to reflect the impact of the reverse acquisition.

(10) COMMITMENTS, CONTINGENCIES AND RELATED PARTY TRANSACTIONS

License and Technology Agreements

        The Company has an exclusive license agreement with Brigham Young University (the "BYU License"). The BYU License requires an annual maintenance fee of $50,000 until commercial sales of the licensed technology commences, quarterly research and development support fees of $22,500, and earned royalty payments equal to 5% of adjusted gross sales (as defined in the agreement) on any product using the licensed technology. The earned royalty is subject to an annual minimum royalty for which payment shall commence during the first full calendar year following any governmental regulatory approval for a pharmaceutical use of the licensed technology. The minimum annual royalty in Year 1 is $100,000, in Year 2 $200,000 and in Year 3 and thereafter, $300,000. The Company is also obligated to reimburse BYU for any legal costs associated with patent protection and expansion. For the three and six months ended June 30, 2005, the Company was charged $800 and $5,394, respectively, for legal expenses which are reflected as general and administrative expense in the accompanying condensed consolidated statements of operations. There were no charges for legal expenses during the three and six months ended June 30, 2004 under the BYU Agreement. Finally, the Company is obligated to submit an Investigational New Drug Application ("IND") to the U.S. Food and Drug Administration no later than May 1, 2006. Management estimates that the cost associated with filing an IND will be approximately $1,000,000. The term of the BYU license is for the life of the underlying patents which expire in 2022. The Company has not filed for regulatory approval to utilize the technology licensed under the BYU Agreement.

        The Company has an exclusive license agreement with the Regents of the University of California (the "UC Agreement"). The UC Agreement currently requires an earned royalty of 5% of net sales as defined in the agreement. The earned royalty is subject to an annual minimum royalty of $50,000. The UC Agreement is for the life of the underlying patents which expire in 2014. In addition the UC Agreement requires reimbursement for legal costs associated with patent protection and expansion. During the three and six months ended June 30, 2005, the Company was charged $4,075 for legal expenses which is included in general and administrative expense in the accompanying condensed consolidated statements of operations. There were no charges for legal expenses during the six months ended June 30, 2004.

        The Company obtained its rights to the UC Agreement pursuant to the Technology Transfer Agreement with Osmotics. Osmotics was the exclusive licensee under the UC Agreement until May 2005 at which time it assigned its rights to the Company. While the UC Agreement provides the Company with rights to all applications of the patents underlying the UC Agreement, pursuant to the Technology Transfer Agreement, the Company will only utilize the rights for developing and commercializing prescription products. Osmotics will retain the rights to develop and commercialize all nonprescription applications related to the UC Agreement. The Company and Osmotics intend to enter into a sub license agreement formally documenting these rights. The Company and Osmotics previously entered into a Noncompetition Agreement which stipulates how Osmotics may market any products being sold using the licensed technology under the UC Agreement. The Company anticipates that the sub license agreement will call for Osmotics to reimburse the Company for 50% of the annual minimum royalty and 100% of any earned royalties resulting from the sale of Osmotics products. Additionally, the Company expects that 50% of all legal expense reimbursements will be borne by Osmotics.

Shared Services Agreement

        Given the early stage of the Company's business, management has determined that it is more practical for the Company to utilize existing Osmotics' resources rather than procure them on its own. Accordingly, in January 2005, the Company and Osmotics entered into a shared services agreement (the "Shared Services Agreement") whereby Osmotics will provide office space and other back office support for accounting, human resources, payroll, systems, and information technology. The charge for such services is $5,000 per month. This charge approximates what was allocated to the Company during the year ended December 31, 2004. The Shared Services Agreement expires on December 31, 2005. Additionally, the Shared Services Agreement contemplates that, from time to time, Osmotics may ask officers of the Company to assist them with certain projects. In the event that officers of the Company spend any time on the business of Osmotics, the Company shall charge Osmotics for the cost of these services which shall be offset against the monthly charge described above.

        For the three and six months ended June 30, 2005, the Company recorded $14,917 and $27,350, net, for charges pursuant to the Shared Services Agreement.

        Additionally, in May 2005, the Company and Osmotics entered into an agreement for Osmotics to assist the Company in certain public relations efforts. The agreement is for a period of 60 days and a total cost of $5,000 plus any out of pocket expenses which is included in general and administrative expense for the three months ended June 30, 2005.

Litigation

        From time to time, the Company may become party to litigation and other claims in the ordinary course of business. To the extent that such claims and litigation arise, management would provide for them if upon the advice of counsel, losses are determined to be both probable and estimable. The Company is currently not party to any litigation.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have audited the accompanying balance sheet of Osmotics Pharma, Inc. (a development stage enterprise) as of December 31, 2004, and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2004 and the period from February 20, 2002 (inception) through December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Osmotics Pharma, Inc. as of December 31, 2004, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2004 and the period from February 20, 2002 (inception) through December 31, 2004, in conformity with accounting principles generally accepted in the United States.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not generated revenue or cash flow from operations since inception, has suffered recurring losses and has a stockholders' deficit at December 31, 2004 that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

GHP Horwath, P.C.
Denver, Colorado
February 18, 2005

OSMOTICS PHARMA, INC.
(A development stage enterprise)

BALANCE SHEET

DECEMBER 31, 2004

ASSETS
Current Assets:
Cash and cash equivalents	$200
Prepaid expense and deposit	16,625

Total current assets	16,825
Licensed technology costs, net	200,557

Total assets	$217,382

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
LIABILITIES:
Current liabilities:
Accounts payable and accrued liabilities	$98,687
Advances from Parent	779,445

Total current liabilities	878,132
Licensed technology obligation	233,104

Total liabilities	1,111,236

STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock, no par value, 20,000,000 shares authorized; none issued and outstanding	—
Common stock, no par value; 50,000,000 shares authorized; 12,254,250 shares issued and outstanding	301,471
Deficit accumulated during the development stage	(1,195,325)

Total stockholders' deficit	(893,854)

Total liabilities and stockholders' deficit	$217,382

The accompanying notes are an integral part of these financial statements.

OSMOTICS PHARMA, INC.
(A development stage enterprise)

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003 AND

THE PERIOD FROM FEBRUARY 20, 2002 (INCEPTION)

THROUGH DECEMBER 31, 2004

	2004	2003	Cumulative From Inception (February 20, 2002)
REVENUE:	$—	$—	$—

OPERATING EXPENSES:
Licensing fees	149,321	24,996	197,230
Testing and development	101,600	—	101,600
General and administrative	556,568	193,041	878,273

	807,489	218,037	1,177,103

Loss from operations	(807,489)	(218,037)	(1,177,103)

OTHER EXPENSE:
Interest	18,222	—	18,222

NET LOSS	$(825,711)	$(218,037)	$(1,195,325)

The accompanying notes are an integral part of these financial statements.

OSMOTICS PHARMA, INC.
(A development stage enterprise)

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003 AND
THE PERIOD FROM FEBRUARY 20, 2002 (INCEPTION)
THROUGH DECEMBER 31, 2004

	Common Stock			Total Stockholders' Equity (Deficit)
			Retained Deficit
	Shares	Amount
Issuance of common stock to parent at inception, February 2002	12,000,000	$—	$—	$—
Sale of common stock during 2002, net of offering costs of $3,629	254,250	301,471	—	301,471
Net loss	—	—	(151,577)	(151,577)

BALANCES, December 31, 2002	12,254,250	301,471	(151,577)	149,894
Net loss	—	—	(218,037)	(218,037)

BALANCES, December 31, 2003	12,254,250	301,471	(369,614)	(68,143)
Net loss	—	—	(825,711)	(825,711)

BALANCES, December 31, 2004	12,254,250	$301,471	$(1,195,325)	$(893,854)

The accompanying notes are an integral part of these financial statements.

OSMOTICS PHARMA, INC.
(A development stage enterprise)

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003 AND
THE PERIOD FROM FEBRUARY 20, 2002 (INCEPTION)
THROUGH DECEMBER 31, 2004

	2004	2003	Cumulative From Inception (February 20, 2002)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(825,711)	$(218,037)	$(1,195,325)

Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of licensed technology costs	14,325	—	14,325
Imputed interest expense	18,222	—	18,222
Increase in prepaid expense and deposit	(16,625)	—	(16,625)
Increase in accounts payable and accrued liabilities	98,687		98,687

Net cash used in operating activities	(711,102)	(218,037)	(1,080,716)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from Parent	709,298	1,676,466	2,537,369
Advances to Parent	—	(1,456,453)	(1,757,924)
Net proceeds from the sale of common stock	—	—	301,471

Net cash provided by financing activities	709,298	220,013	1,080,916

Net (decrease) increase in cash	(1,804)	1,976	200

Cash and cash equivalents at the beginning of period	2,004	28	—

Cash and cash equivalents at the end of period	$200	$2,004	$200

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Acquisition of licensed technology in exchange for long-term obligation (Note 5)	$269,548	$—	$—

OSMOTICS PHARMA, INC.
(A development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

1.     Business and overview:

        Osmotics Pharma, Inc. ("OPI" or the "Company") is an emerging specialty pharmaceutical company focused on prescription products for dermatology, infectious diseases and oncology. The Company is a 98% owned subsidiary of Osmotics Corporation ("Osmotics"), a privately held company that sells cosmeceutical products through prestige retailers.

        Since its inception in February 2002, the Company's principal activities to date involve raising capital, identifying and licensing technology, researching applications for the licensed technology, and testing the licensed technology. For accounting purposes, the Company is classified as a development stage company in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises".

        In 2005, the Company began implementing a business plan that will facilitate the Company's ability to raise capital and execute its operational goals. This plan, as described below, included:

  a.
  In January 2005, Osmotics and OnSource Corporation ("OnSource"), a publicly traded supplier of pull tabs and supplies to the gaming industry in Alaska, entered into a letter of intent (the "LOI") to merge the Company into OnSource (the "Merger"). Under terms of the LOI, OnSource will acquire 100% of the outstanding common stock of the Company in exchange for OnSource issuing to the Company's shareholders approximately 16.2 million shares of OnSource common stock, preferred stock, common stock purchase warrants and stock options. Upon closing of the Merger, the Company will become a wholly owned subsidiary of OnSource. The transaction is expected to be accounted for as a reverse acquisition of OnSource by the Company since the Company's shareholders will own approximately 94% of the post-acquisition common stock (on a fully diluted basis) of the consolidated entity immediately after completion of the transaction; and

  b.
  In January 2005, the Company and Osmotics entered into a technology transfer agreement (the "Technology Transfer Agreement") whereby Osmotics agreed to use its best efforts to assign certain rights held by Osmotics under two exclusive license agreements to the Company. Additionally, the Company and Osmotics concurrently entered into a sub license agreement whereby Osmotics sub licensed the rights covered by the Technology Transfer Agreement to the Company until such time as Osmotics can execute the necessary assignments. In consideration for the Technology Transfer Agreement, the Company issued to Osmotics a non-secured, non-interest bearing, promissory note with a face amount of $1,200,000 (the "Promissory Note"). The Promissory Note is payable in monthly installments of $120,000 to $150,000 per month with such amount being determined by the Company's management. Additionally, the Company issued 1,000,000 shares of Series A Preferred Stock with a stated value of $4.00 per share. Since the Technology Transfer Agreement was a transaction between entities under common control, the Company will record the licensed technology at $0 which is Osmotics' historical carrying value of the technology.

2.     Basis of presentation and significant accounting policies:

Going concern and management's plans:

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Since its inception in February 2002, the Company has not generated revenue and has incurred net losses. Accordingly, the Company has not generated cash flow from operations and subsequent to utilizing the proceeds raised from selling stock to outside shareholders (the "Outside Shareholders"), has relied upon advances from Osmotics to fund its operations. As of December 31, 2004, the Company had net borrowings of $779,445 from Osmotics and a stockholders' deficit of $(893,854). Osmotics is under no formal obligation to fund the future activities of the Company. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

        As described above, in 2005, the Company entered into the LOI with OnSource. Under the terms of the LOI, OnSource agreed to sell up to $2.0 million of convertible debentures (the "Debentures"). However, the proceeds from the Debentures will not be sufficient to fund the combined operations of the Company and OnSource through 2005. The Company plans on using the proceeds to satisfy its obligation under the Promissory Note along with funding the payment of license fees, corporate overhead, investor relations, accounts payable and transaction costs associated with the Merger. While the Company plans to raise additional capital through the sale of common stock or preferred stock, there is no assurance that they will be successful in these efforts. The Company has no other plans to address its financial condition other than the sale of common or preferred stock.

        Subsequent to yearend, OnSource loaned the Company $350,000 under a master credit agreement dated January 13, 2005 (the "Credit Agreement"). The Credit Agreement provides for OnSource to loan the Company up to $1.0 million under secured promissory notes ("Secured Notes"). The Secured Notes bear interest at 8% per annum with principal and interest due and payable on or before December 31, 2005. The Secured Notes are secured by Osmotics' interest in the Company's common stock as well as a general security interest in all of the tangible and intangible assets of the Company.

        The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts or classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Use of estimates and assumptions:

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. Actual results may differ from these estimates.

        The Company is a consolidated subsidiary of Osmotics. Many operating expenses of the Company were incurred and paid by Osmotics. In accordance with Staff Accounting Bulletin 55, these financial statements reflect all of the costs associated with the operations of the Company. While certain costs incurred by Osmotics are directly attributable to the Company, other costs were shared between the two organizations. In situations where the costs were shared, expense has been allocated between Osmotics and the Company. Set forth below are the categories of shared expenses that management allocated along with the methodologies used by management in preparing the allocations. Management believes that the methodologies used are reasonable.

Expense Category	Allocation Methodology
Salaries, taxes and benefits	Estimated time spent on OPI activities
Rent and occupancy	Number of employees and space used
UC Agreement (Note 8)	50% of the related costs
Other general and administrative	Fixed charge per month or percentage of salary allocation

Cash and cash equivalents:

        The Company considers all cash and investments with an original maturity of three months or less to be cash equivalents.

Impairment of long-lived assets and identifiable intangibles:

        SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" established that companies evaluate their long-lived assets for impairment when events or changes in circumstances indicate, in management's judgment, that the carrying value of such assets may not be recoverable. Recoverability of assets is measured by comparing the carrying value of an asset to the future undiscounted cash flows expected to be generated by the asset. If the future undiscounted cash flows are less than the carrying value of the asset, an impairment exists. The impairment to be recognized is determined as the amount by which the carrying value of an asset exceeds the fair market value.

        As of December 31, 2004, the Company had one long-lived asset, Licensed Technology Costs (see Note 5). Based on management's projection of anticipated undiscounted cash flows, the asset is not impaired.

Income taxes:

        The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future income tax consequences of transactions that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Gross deferred tax assets then may be reduced by a valuation allowance for amounts that do not satisfy the realization criteria of SFAS No. 109.

Stock-based compensation:

        SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), requires that all stock-based compensation, including employee stock options, be recorded at fair value on the date of grant using the Black-Scholes valuation model. Compensation costs are recognized ratably over the vesting period. As an alternative, SFAS 123 allows companies to account for employee stock options under

Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Under APB 25, compensation expense is generally not recorded if the exercise price of stock options is not less than fair market value on the date of grant. As of December 31, 2004, the Company had no stock options or warrants outstanding.

Comprehensive income:

        SFAS No. 130, "Reporting Comprehensive Income", established standards for reporting and display of comprehensive income, its components, and accumulated balances. For the years ended December 31, 2004 and 2003, there were no differences between reported net loss and comprehensive loss.

Segment information:

        The Company currently operates in one business segment as determined in accordance with SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information". The determination of reportable segments is based on the way management organizes financial information for making operating decisions and assessing performance. All of the Company's operations are located in the United States of America.

Fair value of financial instruments:

        The fair value of cash and cash equivalents and accounts payable approximate their carrying amount due to the short maturities of these instruments. The fair value of the advances from parent is not practicable to estimate due to the related party nature of the underlying transactions.

Anticipated revenue recognition:

        While the Company has not recognized revenue to date, it anticipates generating revenue from product sales and licensing agreements.

  Product sales—The Company will recognize revenue from product sales when the goods are shipped and title passes to the customer.

  License Agreements—For up-front payments received under licensing agreements, the Company will defer and recognize revenue as earned over the life of the related agreement. Milestone payments received will be recognized as revenue upon achievement of contract specified events and when there are no remaining performance obligations. Royalties will be recognized in the periods they are earned under terms of the related agreement.

Recent accounting pronouncements:

        In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R "Share-Based Payment" ("SFAS No. 123R"), which addresses the accounting for share-based payment transactions. SFAS No. 123R eliminates the ability to account for share-based compensation transactions using APB 25, and generally requires instead that such transactions be accounted and recognized in the statement of operations based on their fair value. SFAS No. 123R will be effective for public companies that file as small business issuers as of the first interim or annual reporting period that begins after December 15, 2005. SFAS No. 123R offers the Company alternative methods of adopting this standard. The Company has not yet determined which alternative method it will use and the resulting impact on its financial position or results of operations.

        In December 2003, the FASB issued SFAS Interpretation 46R ("FIN 46R"), a revision to SFAS Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities". FIN 46R clarifies some of the provisions of FIN 46 and exempts certain entities from its requirements. FIN 46R was effective at the end of the first interim period ending after March 25, 2004. The adoption of FIN 46 and FIN 46R did not have a material impact on the Company's financial statements.

3.     Advances from Parent:

        As described above, Osmotics has incurred costs on behalf of the Company. The Company has classified these costs as Advances from Parent on the accompanying balance sheet. The advances bear no terms regarding repayment, interest or security and are classified as a current liability. Additionally, Osmotics is under no obligation to make future advances. For the years ended December 31, 2004 and 2003, Osmotics advanced the Company $709,298 and $1,676,466, respectively. From time to time during 2003, Osmotics utilized the Company's cash account to disburse funds on its own behalf. Accordingly, Osmotics would fund the Company's bank account and subsequently write checks on that account to pay for Osmotics' expenses. As a result, $1,456,453 of cash was funded and subsequently disbursed by and on behalf of Osmotics during the year ended December 31, 2003. The practice has since been discontinued. The Company has reflected these disbursements in its statements of operations only to the extent they benefited the Company and are included in the allocations of expenses. The related intercompany receivable and payable from these transactions netted to approximately $2,000. As described further in Note 1, subsequent to yearend, the Company issued to Osmotics the Promissory Note. Among other things, the Promissory Note is for repayment of the Advances from Parent.

        As of December 31, 2004, the components of the Advances from Parent were as follows:

Salary and related	$369,206
Licensing fees	143,328
Travel and entertainment	90,598
Clinical testing	54,917
Legal	40,132
Investor relations	28,568
Other general and administrative	52,696

$779,445

        A summary of advance activity for the years ended December 31, 2004 and 2003 and for the period from February 20, 2002 (inception) through December 31, 2004 is as follows:

			Cumulative from inception (February 20, 2002)
	Year Ended December 31,
	2004	2003
Beginning balance	$70,147	$(149,866)	$—
Expenses charged to the Company by Osmotics	694,477	218,037	1,064,091
Amounts paid on behalf of Osmotics by the Company	—	(1,456,453)	(1,456,453)
Amounts advanced to Osmotics by the Company	—	—	(301,471)
Net cash received from Osmotics	14,821	1,458,429	1,473,278

Ending balance	$779,445	$70,147	$779,445

        For the years ended December 31, 2004 and 2003, the average advance (receivable) balances were $417,712 and $(38,778) respectively.

4.     Accounts payable and accrued liabilities:

        As of December 31, 2004, accounts payable and accrued liabilities consisted of the following components:

Legal fees	$39,739
Clinical testing	46,683
Other	12,265

$98,687

5.     Licensed technology costs:

        Under the terms of the BYU License (see Note 8), the Company is obligated to reimburse BYU for all fees and costs relating to the filing, prosecution, perfection and maintenance of the underlying patent rights that had accrued through the date of the BYU License (the "Accrued BYU Costs"). Payment is due within 60 days from the Company receiving proceeds under a sublicense agreement but in no event later than May 1, 2006. The Accrued BYU Costs totaled $269,548. The Company has reflected this obligation on the accompanying balance sheet as a long-term liability called Licensed Technology Obligation and recorded a corresponding long-term asset called Licensed Technology Costs.

        As the Accrued BYU Costs represent an obligation payable in a period greater than one year, and does not bear interest, the Company has discounted the obligation to its net present value. Management determined a discount rate of 12% to be a reasonable cost of capital for the Company. As a result, the Company recorded the obligation at $214,882 on the accompanying balance sheet. The Licensed Technology Costs are being amortized over the estimated useful life of ten years. The accompanying statements of operations reflect amortization expense of $14,325, which is included in Licensing Fees, and imputed interest expense of $18,222, related to this agreement.

6.     Stockholders' equity:

Preferred stock:

        The Company's articles of incorporation authorizes the Board of Directors to issue up to 20.0 million shares of Preferred Stock and allows the Board to determine preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications, and other terms and conditions. As of December 31, 2004, the Company did not have any Preferred Stock issued or outstanding.

        As described in Note 1 above, subsequent to yearend, the Board of Directors authorized the issuance of 1.0 million shares of Series A Preferred Stock (the "Preferred Stock") to Osmotics in connection with executing the Technology Transfer Agreement. The Preferred Stock has a stated value of $4.00 per share and accrues dividends at a rate of 6% per annum. The Preferred Stock is convertible into 1.0 million shares of the Company's common stock at the option of the holder subject to certain conditions. The dividends are payable on each one year anniversary date from the date of issuance, however, the first dividend payment is to be prepaid on May 1, 2005 (the "First Dividend"). The First Dividend is payable in cash while all subsequent dividends are payable in either cash or stock at the Company's option. The proceeds from the Debentures will likely not be sufficient to allow the Company to make the First Dividend payment in a timely manner.

Common stock:

        The Company's articles of incorporation authorize the Company to issue up to 50.0 million shares of no par common stock. Upon incorporating the Company in February 2002, the Company issued to Osmotics 12.0 million shares of common stock. From March 2002 through July 2002, the Company sold 254,250 shares of common stock to the Outside Shareholders netting $301,471.

Stock options:

        The Company's by laws allow for the Board of Directors to issue stock options, warrants and other rights to purchase shares of the Company's common stock. As of December 31, 2004, the Company had no options, warrants or other rights to purchase common stock outstanding.

        Subsequent to year end, the Company's Board of Directors granted stock options to acquire approximately 2.7 million shares of the Company's common stock to employees and directors of the Company as well as certain employees of Osmotics. Such options have an exercise price of $1.00 per share and are vested 100% upon grant.

7.     Income taxes:

        As a consolidated subsidiary of Osmotics, the Company did not file separate income tax returns. Rather, its results were included in the consolidated Osmotics' returns. The consolidated returns of Osmotics did not report taxable income in any of the years since the Company's inception. Had the Company not been eligible to be included in consolidated income tax returns, management estimates that it would have an accumulated net operating loss of approximately $1.2 million as a stand-alone entity. It would not have had any significant differences in accounting methods used for income tax purposes compared to financial reporting purposes.

        Under the provisions of SFAS 109, the Company is required to recognize deferred tax assets and liabilities for the expected future income tax consequences of transactions that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted rates in effect for the year in which the differences are expected to reverse. As noted above, there were no material differences in accounting between financial statement and tax bases. When circumstances warrant, management must assess the likelihood that net deferred tax assets, should they exist, will more likely than not be recovered from future projected taxable income. Management judgment is used in forecasting future taxable income.

        SFAS 109 provides for the weighing of positive and negative evidence in determining whether it is more likely than not that a deferred tax asset is recoverable. Relevant accounting guidance suggests that a recent history of cumulative losses constitutes significant negative evidence, and that future expectations about taxable income are overshadowed by such recent losses. Accordingly, the expectations of future taxable income would generally be limited to no more than two or three years for generating sufficient income to recover deferred tax assets. Had the Company not been included in previous consolidated tax returns, it would have established a valuation allowance of approximately $418,000, representing 100% of the potential tax benefit of the NOL. Accordingly, its financial statements would not have reflected a deferred tax asset or income tax benefit.

8.     Commitments, contingencies and related party transactions:

License and technology agreements:

        The Company is a co-licensee under an exclusive license agreement with Brigham Young University (the "BYU License"). The BYU License requires an annual maintenance fee of $50,000 until commercial sales of the licensed technology commences, quarterly research and development support fees of $22,500, and earned royalty payments equal to 5% of adjusted gross sales (as defined in the agreement) on any product using the licensed technology. The earned royalty is subject to an annual minimum royalty for which payment shall commence during the first full calendar year following any governmental regulatory approval for a pharmaceutical use of the licensed technology. The minimum annual royalty in Year 1 is $100,000, in Year 2 $200,000 and in Year 3 and thereafter, $300,000. The Company is also obligated to reimburse BYU for any legal costs associated with patent protection and expansion. For the year ended December 31, 2004, the Company was charged $28,286 for such legal expenses which are reflected as general and administrative expense in the accompanying statements of operations. Finally, the Company is obligated to submit an Investigational New Drug Application ("IND") to the U.S. Food and Drug Administration no later than May 1, 2006. Management estimates that the cost associated with filing an IND will be approximately $1,000,000. The term of the BYU license is for the life of the underlying patents which expire in 2022. The Company has not filed for regulatory approval to utilize the technology licensed under the BYU Agreement.

        As described further in Note 1 above, the Company entered into a Technology Transfer Agreement with Osmotics. Under the Technology Transfer Agreement, Osmotics is obligated to utilize its best efforts to assign certain rights under its exclusive license agreement with the Regents of the University of California (the "UC Agreement") to the Company. When the assignment is completed, if ever, the Company will likely be obligated to pay an annual maintenance fee and earned royalties with a minimum royalty provision. The UC Agreement currently requires an earned royalty of 5% of net sales as defined in the agreement. The earned royalty is subject to an annual minimum royalty of $50,000. In addition the UC Agreement requires reimbursement for legal costs associated with patent protection and expansion. For the years ended December 31, 2004 and 2003, the Company was allocated $5,531 and $2,879, respectively, for legal costs which are recorded as general and administrative expenses in the accompanying statements of operations.

        Until such time that Osmotics can obtain the third party consents necessary to assign its rights under the UC Agreement to the Company, the Company and Osmotics entered into a sublicense agreement whereby Osmotics has granted these rights to the Company. Under the sublicense agreement, the Company is obligated to reimburse Osmotics for one half of the royalties and legal fees incurred by Osmotics under the UC Agreement. The sublicense agreement shall expire at the earlier of the Company receiving the assignment or the expiration of the patents underlying the UC Agreement (2014).

Shared services agreement:

        Given the early stage of the Company's business, management has determined that it is more practical for the Company to utilize existing Osmotics' resources rather than procure them on its own. Accordingly, subsequent to yearend, the Company and Osmotics entered into a shared services agreement (the "Shares Services Agreement") whereby Osmotics will provide office space and other back office support for accounting, human resources, payroll, systems, telecom and information technology. The charge for such services is $5,000 per month. This charge approximates what was allocated to the Company for the year ended December 31, 2004. The Shared Services Agreement expires on December 31, 2005. Additionally, the Shared Services Agreement contemplates that, from time to time, Osmotics may ask officers of the Company to assist them with certain projects. In the event that officers of the Company spend any time on the business of Osmotics, the Company shall charge Osmotics for the cost of these services which shall be offset against the monthly charge described above.

Litigation:

        From time to time, the Company may become party to litigation and other claims in the ordinary course of business. To the extent that such claims and litigation arise, management would provide for them if upon the advice of counsel, losses are determined to be both probable and estimable. The Company is currently not party to any litigation.

 CERAGENIX PHARMACEUTICALS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL INFORMATION
(UNAUDITED)

CONTENTS

Page
Condensed Consolidated Statements of Operations for the six months ended June 30, 2005	F-34
Condensed Consolidated Statements of Operations for the year ended December 31, 2004	F-35
Notes to unaudited pro forma condensed consolidated financial information	F-36

 CERAGENIX PHARMACEUTICALS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL INFORMATION

        The following unaudited pro forma condensed consolidated financial information is presented to give effect to the merger of Ceragenix Pharmaceuticals, Inc. (the "Company") (f/k/a OnSource Corporation) and Ceragenix Corporation ("Ceragenix")(f/k/a Osmotics Pharma, Inc.) on May 10, 2005 (the "Merger"). The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2005 and for the year ended December 31, 2004, are based on the individual statements of operations of the Company (previously filed on Form 10-QSB) and Ceragenix whose statements appear elsewhere in this filing.

        On May 10, 2005, Ceragenix merged with and into the Company. In connection with the Merger, the Company exchanged 11,427,961 shares of its common stock and two year warrants to acquire 1,079,472 shares of the Company's common stock at an exercise price of $2.18 per share for all of the outstanding common shares of Ceragenix. Additionally, the Company issued 1,000,000 shares of non redeemable, 6%, Series A Preferred Stock with a stated value of $4,000,000 and stock options to acquire 2,714,750 shares of the Company's common stock at an exercise price of $1.00 in exchange for identical shares of preferred stock and stock options in Ceragenix. Furthermore, the Company assumed the remaining balance under a $1,200,000 promissory note payable by Ceragnix to its parent company, Osmotics Corporation.

        The issuance of the common stock resulted in the Ceragenix shareholders owning approximately 92% of the voting securities of the Company immediately after the Merger. Additionally, the officers of Ceragenix have become the officers of the Company. As a result of this change in control, the Merger was accounted for as a reverse acquisition. For accounting purposes, the acquisition has been treated as an acquisition of OnSource Corporation by Ceragenix (the accounting acquirer) and a recapitalization of Ceragenix. Further, the Company changed its fiscal yearend from June 30 to December 31 to conform with Ceragenix's yearend.

        The pro forma financial information is provided for comparative purposes only and does not purport to be indicative of the results that actually would have been obtained if the Merger set forth above had been effected on the dates indicated or of the results that may be obtained in the future.

        The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2005 assume the Merger had been consummated on January 1, 2005, and the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2004 assume the Merger had been consummated on January 1, 2004. Additionally, in accordance with Rule 11-02 of Regulation S-X, the pro forma financial statements present income(loss) from continuing operations. Accordingly, the operating results of the Company's discontinued operations have been eliminated from the consolidated pro forma results of operations.

 CERAGENIX PHARMACEUTICALS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2005

(unaudited)

		Pro Forma Adjustments
	As reported	Debit		Credit		Pro Forma
Revenue	$—	$—		$—		$—
Operating expenses	833,675	—		—		833,675

Loss from operations	(833,675)	—		—		(833,675)

Other expense	676,661	12,000	B	—		1,548,923
		644,728	C
		189,740	D
		25,794	F

Loss before discontinued operations	(1,510,336)	(872,262)		—		(2,382,598)
Discontinued operations	(7,677,437)	—		7,677,437	E	—

Net loss	(9,187,773)	(872,262)		7,677,437		(2,382,598)
Preferred stock dividends	(105,161)	14,839	A			(120,000)

Loss attributable to common shareholders	$(9,292,934)	$(887,101)		$7,677,437		$(2,502,598)

Weighted average shares outstanding—basic	11,666,132			734,697	H	12,400,829
Weighted average shares outstanding—diluted	11,666,132			734,697	H	12,400,829
Loss per common share—basic	$(0.80)					$(0.20)
Loss per common share—diluted	$(0.80)					$(0.20)

 CERAGENIX PHARMACEUTICALS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2004

(unaudited)

		Pro Forma Adjustments
	Osmotics Pharma, Inc.
		Debit		Credit		Pro Forma
Revenue	$—	$—		$—		$—
Operating expenses	807,489	314,197	G	—		1,121,686

Loss from operations	(807,489)	314,197		—		(1,121,686)

Other expense	18,222	120,000	B	—		3,078,433
		2,208,500	C
		599,201	D
		132,510	F

Net loss	(825,711)	3,374,408		—		(4,200,119)
Preferred stock dividends	—	240,000	A	—		(240,000)

Loss attributable to common shareholders	$(825,711)	$3,614,408		$—		$(4,440,119)

Loss per common share—basic	n/a					$(0.36)
Loss per common share—diluted	n/a					$(0.36)
Weighted average shares outstanding—basic	n/a			12,398,619	I	12,398,619
Weighted average shares outstanding—diluted	n/a			12,398,619	I	12,398,619

 CERAGENIX PHARMACEUTICALS, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL INFORMATION

        The unaudited pro forma condensed consolidated financial information is based on the following adjustments and related assumptions. The actual purchase accounting adjustments were made based on the account balances on the effective date of the Merger and therefore, will differ from those reflected in the unaudited pro forma information. Management believes that the actual adjustments, in the aggregate, are not materially different from those herein.

        On May 10, 2005, Ceragenix merged with and into the Company. In connection with the Merger, the Company exchanged 11,427,961 shares of its common stock and two year warrants to acquire 1,079,472 shares of the Company's common stock at an exercise price of $2.18 per share for all of the outstanding common shares of Ceragenix. Additionally, the Company issued 1,000,000 shares of non redeemable, 6%, Series A Preferred Stock with a stated value of $4,000,000 and stock options to acquire 2,714,750 shares of the Company's common stock at an exercise price of $1.00 in exchange for identical shares of preferred stock and stock options in Ceragenix. Furthermore, the Company assumed the remaining balance under a $1,200,000 promissory note payable by Ceragnix to its parent company, Osmotics Corporation.

        In connection with the Merger, the Company sold $2,208,500 of convertible debentures (the "Debentures"). The Debentures are convertible into 2,208,500 shares of the Company's common stock. Additionally, purchasers of the Debentures received 1,104,250 warrants to acquire the Company's common stock at $2.00 per share and 1,104,250 warrants to acquire the Company's common stock at $4.00 per share (collectively the "Debenture Warrants"). The Debentures are due December 31, 2005 and bear interest at an annual rate of 6%.

PRO FORMA ADJUSTMENTS

  A.
  To record accrued dividends on the Series A Preferred Stock for the entire period presented.

  B.
  To amortize the debt discount associated with the Company's $1.2 million note payable to Osmotics. The discount recorded by the Company on this non interest bearing debt was $120,000. The note requires minimum monthly payments of $120,000 per month. The Company has assumed straight line amortization of the discount over ten months ($12,000 per month). Included in the Company's actual results of operations for the six months ended June 30, 2005 is $60,000 of discount amortization.

  C.
  To amortize the debt discount associated with the Debentures. The Company recorded a discount of $2,208,500 upon sale of the Debentures related to the beneficial conversion feature of the debt and the Debenture Warrants. For purposes of this pro forma presentation, the debt discount is being amortized using the straight line method over twelve months. The Debentures are payable, if not previously converted, on December 31, 2005. Included in the Company's actual results of operations for the six months ended June 30, 2005 is $459,522 of debt discount amortization.

  D.
  To amortize the debt offering costs associated with the sale of the Debentures. The Company recorded $599,201 of offering costs related to the sale of the Debentures. For purposes of this pro forma presentation, the debt offering costs are being amortized using the straight line method over twelve months. Included in the Company's actual results of operations for the six months ended June 30, 2005 is $109,860 of debt offering cost amortization.

  E.
  To eliminate the operating results of the Company's discontinued operations.

  F.
  To record interest expense on the Debentures for the entire period presented. Included in the Company's actual results for the six months ended June 30, 2005 is $40,461 of interest expense related to the Debentures.

  G.
  To reflect the increase in salaries for certain officers that is anticipated to occur subsequent to closing of the Merger.

  H.
  To record the issuance of 970,658 shares of common stock to the OnSource shareholders. The related weighted average of these shares in the Company's actual results of operations for the six months ended June 30, 2005 was 235,961 shares. No other dilutive securities such as preferred stock, stock options and warrants were included in the fully diluted shares as the impact is antidilutive.

  I.
  To record all outstanding common shares immediately after the Merger. No other dilutive securities such as preferred stock, stock options and warrants were included in the fully diluted shares as the impact is antidilutive.

Ceragenix Pharmaceuticals, Inc.

4,417,000 Shares of Common Stock

                              , 2005

Prospectus

                             , 2005

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.    Indemnification of Directors and Officers.

        The only statute, charter provision, by-law, contract, or other arrangement under which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

          a.     The Company's Certificate of Incorporation and its By-laws require the Company to indemnify officers and directors to the fullest extent permitted by the Delaware General Corporation Law (DGCL).

          Section 145 of the DGCL provides that a corporation has the power to indemnify and hold harmless a director, officer, employer, or agent of the corporation who was or is made a party or is threatened to be made a party to any threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss actually and reasonably incurred by such person in connection with such a proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. If it is determined that the conduct of such person meets these standards, such person may be indemnified for expenses incurred and amounts paid in such proceeding if actually and reasonably in connection therewith.

          If such a proceeding is brought by or on behalf of the corporation (i.e., a derivative suit), such person may be indemnified against expenses actually and reasonably incurred if such person acted in good faith and in a manner reasonably believed to be in the best interest of the corporation and its stockholders. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite such adjudication but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

          Where any such person is successful in any such proceeding, such person is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases (unless order by a court), indemnification is made by the corporation upon determination by it that indemnification of such person is proper in the circumstances because such person has met the applicable standard or conduct.

          A corporation may advance expenses incurred in defending any such proceeding upon receipt of an undertaking to repay any amount so advanced if it is ultimately determined that the person is not eligible for indemnification.

          b.     Article VII, Section 2 of Registrant's Certificate of Incorporation provides:

          No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Section 2 of Article VII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Item 25.    Other Expenses of Issuance and Distribution.

        The estimated expenses of the offering, all of which are to be borne by us, are as follows:

SEC Filing Fee	$2,000
Printing Expenses	2,000
Accounting Fees and Expenses	10,000
Legal Fees and Expenses	20,000
Blue Sky Fees and Expenses	5,000
Registrar and Transfer Agent Fee	500
Miscellaneous	2,500

Total	$42,000

Item 26.    Recent Sales of Unregistered Securities.

        (a)   Effective December 1, 2004, the Company issued to its legal counsel a convertible debenture in the principal amount of $50,000, which is convertible into shares of the Company's common stock at the conversion price of $1.00 per share. The convertible debenture was issued as payment for $50,000 in accrued legal fees. Our legal counsel is an individual who qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act.

        (b)   On April 15, 2005, the Company completed the sale of an aggregate of $2,208,500 in 6% convertible debentures (the "Debentures"). Each Debenture accrues interest at the rate of 6% per annum and is due and payable in full, principal and interest, on December 31, 2005 (the "Maturity Date"). The Debentures are convertible into shares of common stock, $.0001 par value (the "Common Stock") of the Company at a conversion price of $1.00 per share. In addition, for every $2.00 in Debentures sold in the offering, an investor received one warrant exercisable for three years to purchase one additional share of Common Stock at a purchase price of $2.00 per share and an additional warrant exercisable for three years to purchase one additional share of Common Stock at a purchase price of $4.00 per share (the "Warrants"). (Hereafter, the Debentures and Warrants shall collectively be referred to as the (the "Securities"). The Warrants are redeemable by the Company under certain circumstances.

        The Securities were sold exclusively to persons who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933 as amended (the "Securities Act"). There were an aggregate of 54 accredited investors who participated in the offering.

        The offering consisted of an aggregate of $2,208,500 in Debentures and Warrants. In the offering, the Company paid fees to persons who served as placement agents consisting of a cash fee of 10% of the aggregate amount of Debentures sold by such placement agent, and warrants exercisable to purchase 10% of the number shares of Common stock underlying the Debentures sold by them, which Warrants are exercisable for three years to purchase shares of Common stock at an exercise price of $1.20 per share. The Company paid to placement agents an aggregate of $134,350 in fees and issued to placement agents Warrants exercisable for three years to purchase an aggregate of 134,350 shares of Common stock at an exercise price of $1.20 per share.

        The sale of the Securities was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Rule 506 of Regulation D thereunder. Each of the investors in the offering qualified as an "accredited investor". In addition, the Securities, which were taken for investment purposes and not for resale, were subject to restrictions on transfer. We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided each investor in the offering with disclosure of all aspects of our business, including providing each investor with our reports filed with the Securities and Exchange Commission and other financial, business and corporate information. Based on our investigation, we believed that each accredited investor obtained all information regarding the Company that they requested, received answers to all questions posed and otherwise understood the risks of accepting our Securities for investment purposes.

        (c)   Effective May 10, 2005, in connection with the its merger with Ceragenix Corporation ("Ceragenix"), the Company issued to Ceragenix securityholders an aggregate of 11,427,961 shares of common stock and warrants and options exercisable to purchase an 3,794,222 shares of common stock and 1,000,000 shares of OnSource's Series A Convertible Preferred Stock. The shares, warrants and options were issued upon conversion of all of the issued and outstanding shares and options of Ceragenix, except for 1,000 shares held by a dissenting Ceragenix shareholder, pursuant to the merger agreement with Pharma.

        The options are fully vested, are exercisable at $1.00 per share and expire in January 2015. The options will terminate if the holder's employment with Ceragenix, Ceragenix Pharmaceuticals or Osmotics Corporation (Ceragenix's previous parent company) is terminated for cause. The warrants are exercisable to purchase shares of Ceragenix Pharmaceuticals common stock at a price of $2.18 per share and expire in May 2007. The Series A Convertible Preferred Stock is described in Ceragenix Pharmaceuticals' Current Report on Form 8-K dated May 5, 2005 as filed with the Securities and Exchange Commission on May 11, 2005, which is incorporated herein by reference.

        The Company also issued a warrant to purchase 300,000 shares of its common stock to an investment bank that provided services in connection with the merger. The warrant is exercisable for a period of five years from issuance at an exercise price of $1.00 per share.

        The shares, options and warrants (the "Securities") were issued without registration under the Securities Act of 1933, as amended, in reliance upon Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder. There were no more than 35 purchasers, as calculated under Rule 501 of Regulation D. The Company believes that each purchaser who was not an accredited investor had such knowledge and experience in financial and business matters such that the purchaser was capable of evaluating the merits and risks of the prospective investment. In addition, the Securities, which were taken for investment purposes and not for resale, were subject to restrictions on transfer. We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided each investor in the offering with disclosure of all aspects of our business, including providing each investor with our reports filed with the Securities and Exchange Commission and other financial, business and corporate information. Based on our investigation, we believed that each investor obtained all information regarding the Company that they requested, received answers to all questions posed and otherwise understood the risks of accepting our Securities for investment purposes.

        (d)   Effective June 15, 2005, the Company issued a total of 50,000 shares of its common stock to two consultants to the Company. The shares were issued in exchange for services provided by the consultants and were valued at $187,500. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act.

        (e)   Effective July 28, 2005, for $150,000, the Company sold 75,000 shares of its common stock and 75,000 warrants to acquire the Company's common stock at an exercise price $2.00 per share to a single individual who qualified as an accredited investor within the meaning of Rule 501(a) of Regulation D. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act.

        (f)    Effective August 8, 2005, the Company issued a total of 50,000 shares of its common stock to a consultant of the Company. The shares were issued in exchange for services provided by the consultant and were valued at $171,000. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act.

        (g)   Effective August 18, 2005, the Company issued a total of 50,000 shares of its common stock to a consultant of the Company. The shares were issued in exchange for services provided by the consultant and were valued at $157,500. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act

Item 27.    Exhibits

        a.     The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B:

Item	Title
+	2.0	Agreement and Plan of Merger dated as of April 8, 2005
++	2.1	Amendment No. 1 to Agreement and Plan of Merger dated as of April 28, 2005
+++	3.1	Certificate of Incorporation
++++	3.2	Certificate of Amendment to Certificate of Incorporation
**	3.3	Certificate of Designations, Preferences, and Rights of Series A Preferred Stock
******	3.4	Certificate of Amendment to Certificate of Incorporation
+++	3.5	Bylaws
***	3.6	Amended and Restated Bylaws
*	4.1	Form of Convertible Debenture Agreement
*	4.2	Form of Warrant Agreement
*****	5.0	Opinion of Clifford L. Neuman, P.C. regarding the legality of the securities being registered
****	10.1	Closing Escrow Agreement dated as of May 10, 2005
****	10.2	Voting Agreement dated as of May 10, 2005
****	10.3	Assignment and Assumption Agreement dated as of May 10, 2005
****	10.4	Employment Agreement by and among Osmotics Pharma, Inc. and Steven S. Porter dated as of January 1, 2005
****	10.5	Employment Agreement by and among Osmotics Pharma, Inc. and Jeffrey Sperber dated as of January 1, 2005
****	10.6	Employment Agreement by and among Osmotics Pharma, Inc. and Carl Genberg dated as of January 1, 2005
****	10.7	Employment Agreement by and among Osmotics Pharma, Inc. and Dr. Peter Elias dated as of January 1, 2005
*****	10.8	Shared Services Agreement with Osmotics Corporation dated January 26, 2005
*****	10.9	Sublicense Agreement with Osmotics Corporation for Barrier Repair Technology dated January 24, 2005
*****	10.10	Technology Transfer Agreement with Osmotics Corporation dated January 24, 2005
*****	10.11	Non-Compete Agreement with Osmotics Corporation dated May 10, 2005
*****	10.12	Exclusive License Agreement by and between The Regents of the University of California and Osmotics Corporation, dated June 28, 2000
*****	10.13	Consent to Substitution of Party dated May 11, 2005, among The Regents of the University of California, Osmotics Corporation and Osmotics Pharma, Inc.

*****	10.14	Exclusive License Agreement by and between Brigham Young University and Osmotics Corporation, dated May 1, 2004
*****	10.15	Consent to Assignment of Rights by Brigham Young University, dated February 11, 2005
	10.16	Stock Purchase Agreement with Trans Alaska Holdings, Inc. dated September 28, 2005.
*****	23.1	Consent of Clifford L. Neuman, P.C. (incorporated into Exhibit 5.0)
	23.2	Consent of GHP Horwath, P.C.
******	99.1	Articles of Amendment to Articles of Incorporation of Ceragenix Corporation

+
Incorporated by reference from the Registrant's Current Report on Form 8-K dated April 8, 2005 as filed with the Commission on April 13, 2005.

++
Incorporated by reference from the Registrant's Current Report on Form 8-K dated April 28, 2005 as filed with the Commission on May 2, 2005.

+++
Incorporated by reference from the Registrant's Registration Statement on Form SB-2 dated September 26, 2002, as filed with the Commission on September 26, 2002.

++++
Incorporated by reference from the Registrant's Registration Statement on Form SB-2 A-3 dated September 29, 2003, as filed with the Commission on September 29, 2003.

*
Incorporated by reference from the Registrant's Current Report on Form 8-K dated April 15, 2005 as filed with the Commission on April 21, 2005.

**
Incorporated by reference from the Registrant's Current Report on Form 8-K dated May 5, 2005, as filed with the Commission on May 11, 2005.

***
Incorporated by reference from the Registrant's Registration Statement on Form SB-2 A-1 dated January 13, 2003, as filed with the Commission on January 13, 2003.

****
Incorporated by reference from the Registrant's Current Report on Form 8-K dated May 10, 2005, as filed with the Commission on May 16, 2005.

*****
Incorporated by reference from the Registrant's Registration Statement on Form SB-2 dated June 20, 2005, as filed with the Commission on June 20, 2005.

******
Incorporated by reference from the Registrant's Registration Statement on Form SB-2/A dated July 13, 2005, as filed with the Commission on July 13, 2005.

Item 28.    Undertakings

        The undersigned Registrant hereby undertakes:

          1.     To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

    (i)
    Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

    (ii)
    Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

    (iii)
    Include any additional or changed material information on the plan of distribution.

          2.     That, for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          3.     To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act may be available to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

        In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized. In the City of Denver, Colorado, on the 4th day of October, 2005.

CERAGENIX PHARMACEUTICALS, INC., a Delaware Corporation
By:
/s/ STEVEN S. PORTER Steven S. Porter Chief Executive Officer and Director

        In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities with Ceragenix Pharmaceuticals, Inc. and on the dates indicated.

Signature	Position	Date

/s/ STEVEN S. PORTER Steven S. Porter	Chief Executive Officer and Director (Principal Executive Officer)	10/4/05
/s/ JEFFREY SPERBER Jeffrey Sperber	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	10/4/05
* Michel Darnaud	Director	10/4/05
* Cheryl A. Hoffman-Bray	Director	10/4/05

*By:	/s/ STEVEN S. PORTER Steven S. Porter Attorney-in-Fact

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Ceragenix Pharmaceuticals, Inc. Cross-Reference Index
PROSPECTUS SUMMARY
RISK FACTORS
MARKET FOR OUR COMMON STOCK AND RELATED MATTERS
BUSINESS
Legal Proceedings
Employees
Description of Property
Discontinued Operations
MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SELLING SECURITYHOLDERS AND PLAN OF DISTRIBUTION
USE OF PROCEEDS
DESCRIPTION OF SECURITIES
Index to Financial Statements
CERAGENIX PHARMACEUTICALS, INC. (A development stage enterprise) FINANCIAL STATEMENTS SIX MONTHS ENDED JUNE 30, 2005 AND JUNE 30, 2004 AND INCEPTION THROUGH JUNE 30, 2005 (UNAUDITED) AND YEARS ENDED DECEMBER 31, 2004 AND DECEMBER 31, 2003 AND INCEPTION THROUGH DECEMBER 31, 2004 CONTENTS
CERAGENIX PHARMACEUTICALS, INC. (a development stage enterprise) CONDENSED CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2005 (unaudited)
CERAGENIX PHARMACEUTICALS, INC. (a development stage enterprise) CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
CERAGENIX PHARMACEUTICALS, INC. (a development stage enterprise) CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004 AND FOR THE PERIOD FROM FEBRUARY 20, 2002 (INCEPTION) THROUGH JUNE 30, 2005 (unaudited)
CERAGENIX PHARMACEUTICALS, INC. (a development stage enterprise) CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT) FOR THE SIX MONTHS ENDED JUNE 30, 2005 (unaudited)
CERAGENIX PHARMACEUTICALS, INC. (a development stage enterprise) NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS JUNE 30, 2005
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OSMOTICS PHARMA, INC. (A development stage enterprise) BALANCE SHEET DECEMBER 31, 2004
OSMOTICS PHARMA, INC. (A development stage enterprise) STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003 AND THE PERIOD FROM FEBRUARY 20, 2002 (INCEPTION) THROUGH DECEMBER 31, 2004
OSMOTICS PHARMA, INC. (A development stage enterprise) STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003 AND THE PERIOD FROM FEBRUARY 20, 2002 (INCEPTION) THROUGH DECEMBER 31, 2004
OSMOTICS PHARMA, INC. (A development stage enterprise) STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003 AND THE PERIOD FROM FEBRUARY 20, 2002 (INCEPTION) THROUGH DECEMBER 31, 2004
OSMOTICS PHARMA, INC. (A development stage enterprise) NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2004
CERAGENIX PHARMACEUTICALS, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED) CONTENTS
CERAGENIX PHARMACEUTICALS, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
CERAGENIX PHARMACEUTICALS, INC. PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS SIX MONTHS ENDED JUNE 30, 2005 (unaudited)
CERAGENIX PHARMACEUTICALS, INC. PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS YEAR ENDED DECEMBER 31, 2004 (unaudited)
CERAGENIX PHARMACEUTICALS, INC. NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
TABLE OF CONTENTS
Part II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 24. Indemnification of Directors and Officers.
  Item 25. Other Expenses of Issuance and Distribution.
  Item 26. Recent Sales of Unregistered Securities.
  Item 27. Exhibits
  Item 28. Undertakings
SIGNATURES